E-389
Exhibit No. 11
Form 8-K
Headway Corporate Resources, Inc.
SEC File No. 0-23170









                        CREDIT AGREEMENT



                          by and among



               HEADWAY CORPORATE RESOURCES, INC.,
                          as Borrower,


               NATIONSBANK, NATIONAL ASSOCIATION,
                     as Agent and as Lender

                               and

           THE LENDERS PARTY HERETO FROM TIME TO TIME



                         March 19, 1998



















                       TABLE OF CONTENTS


                 ARTICLE IDefinitions and Terms


1.1.   Definitions                                              2
1.2.   Rules of Interpretation                                 27


             ARTICLE IIThe Revolving Credit Facility


2.1.   Revolving Loans                                         28
2.2.   Payment of Interest                                     30
2.3.   Payment of Principal                                    30
2.4.   Manner of Payment                                       30
2.5.   Notes                                                   31
2.6.   Pro Rata Payments                                       31
2.7.   Voluntary Commitment Reductions                         31
2.8.   Conversions and Elections of Subsequent Interest
       Periods                                                 32
2.9.   Increase and Decrease in Available Amounts              32
2.10.  Unused Fee                                              32
2.11.  Deficiency Advances                                     32
2.12.  Use of Proceeds                                         33
2.13.  Mandatory Reductions in Commitment                      33


                  ARTICLE IIILetters of Credit


3.1.   Letters of Credit                                       33
3.2.   Reimbursement.                                          34
3.3.   Letter of Credit Facility Fees                          38
3.4.   Administrative Fees                                     38


                       ARTICLE IVSecurity


4.1.   Security                                                38
4.2.   Guaranty                                                38
4.3.   Information Regarding Collateral                        38
4.4.   Intellectual Property.                                  39
4.5.   Pledged Stock.                                          39
4.6    Pledge and Subordination of Intercompany Notes          39
4.7    Further Assurances.                                     39


                ARTICLE VChange in Circumstances


5.1    Increased Cost and Reduced Return.                      40
5.2    Limitation on Types of Loans.                           41
5.3    Illegality                                              42
5.4    Treatment of Affected Loans.                            42
5.5    Compensation                                            42
5.6    Taxes.                                                  43
5.7    Replacement Banks                                       44


   ARTICLE VIConditions to Making Loans and Issuing Letters of
                             Credit


6.1.   Conditions of Initial Advance.                          45
6.2.   Conditions of Loans and Letters of Credit.              49


            ARTICLE VIIRepresentations and Warranties


7.1.   Organization and Authority                              50
7.2.   Loan Documents                                          50
7.3.   Solvency                                                51
7.4.   Subsidiaries and Stockholders                           51
7.5.   Ownership Interests                                     51
7.6.   Financial Condition                                     51
7.7.   Title to Properties                                     52
7.8.   Taxes                                                   52
7.9.   Other Agreements                                        52
7.10.  Litigation                                              53
7.11.  Margin Stock                                            53
7.12.  Investment Company                                      53
7.13.  Intellectual Property.                                  53
7.14.  No Untrue Statement                                     53
7.15.  No Consents, Etc.                                       54
7.16.  Employee Benefit Plans                                  54
7.17.  No Default                                              55
7.18.  Environmental Matters                                   55
7.19.  Employment Matters                                      56
7.20.  RICO                                                    56


                ARTICLE VIIIAffirmative Covenants


8.1.   Financial Reports, Etc.                                 57
8.2.   Maintain Properties                                     59
8.3.   Existence, Qualification, Etc.                          59
8.4.   Regulations and Taxes                                   59
8.5.   Insurance                                               59
8.6.   True Books                                              60
8.7.   Right of Inspection                                     60
8.8.   Observe all Laws                                        60
8.9.   Governmental Licenses                                   60
8.10.  Covenants Extending to Other Persons                    60
8.11.  Officer's Knowledge of Default                          60
8.12.  Suits or Other Proceedings                              60
8.13.  Notice of Environmental Complaint or Condition          61
8.14.  Environmental Compliance                                61
8.15.  Indemnification                                         61
8.16.  Further Assurances                                      62
8.17.  Employee Benefit Plans                                  62
8.18.  Continued Operations                                    63
8.19.  New Subsidiaries                                        63


                  ARTICLE IXNegative Covenants


9.1.   Financial Covenants                                     65
9.2.   Acquisitions                                            66
9.3.   Liens                                                   66
9.4.   Indebtedness                                            67
9.5.   Transfer of Assets                                      68
9.6.   Investments                                             68
9.7.   Merger or Consolidation                                 69
9.8.   Restricted Payments                                     69
9.9.   Transactions with Affiliates                            70
9.10.  Compliance with ERISA                                   70
9.11.  Fiscal Year                                             71
9.12.  Dissolution, Etc.                                       71
9.13.  Change of Control                                       71
9.14.  Hedging Obligations                                     71
9.15.  Negative Pledge Clauses                                 71
9.16.  Restrict Payment of Dividends                           71
9.17.  Subordinated Debt and Preferred Stock                   71


           ARTICLE XEvents of Default and Acceleration


10.1.  Events of Default                                       72
10.2.  Agent to Act                                            75
10.3.  Cumulative Rights                                       75
10.4.  No Waiver                                               75
10.5.  Allocation of Proceeds                                  76


                       ARTICLE XIThe Agent


11.1.  Appointment                                             76
11.2.  Attorneys-in-fact                                       77
11.3.  Limitation on Liability                                 77
11.4.  Reliance                                                77
11.5.  Notice of Default                                       77
11.6.  No Representations                                      78
11.7.  Indemnification                                         78
11.8.  Lender                                                  78
11.9.  Resignation                                             79
11.10. Sharing of Payments, etc.                               79
11.11. Fees                                                    80


                    ARTICLE XIIMiscellaneous


12.1.  Assignments and Participations                          80
12.2.  Notices                                                 81
12.3.  Setoff                                                  83
12.4.  Survival                                                83
12.5.  Expenses                                                83
12.6.  Amendments                                              84
12.7.  Counterparts                                            84
12.8.  Termination                                             84
12.9.  Indemnification; Limitation of Liability                85
12.10. Severability                                            86
12.11. Entire Agreement                                        86
12.12. Agreement Controls                                      86
12.13. Usury Savings Clause                                    86
12.14. Confidentiality                                         87
12.15. Termination of  Prior Credit Facilities                 87
12.16. Acknowlegements                                         87
12.17. Governing Law; Waiver of Jury Trial                     87

EXHIBIT A   Applicable Commitment Percentages                 A-1
EXHIBIT B   Form of Assignment and Acceptance                 B-1
EXHIBIT C   Notice of Appointment (or Revocation) of
            Authorized Representative                         C-1
EXHIBIT D   Form of Borrowing Notice                          D-1
EXHIBIT E   Form of Interest Rate Selection Notice            E-1
EXHIBIT F   Form of Revolving Note                            F-1
EXHIBIT H   Compliance Certificate                            H-1
EXHIBIT I   Form of Guaranty                                  I-1
EXHIBIT J   Form of Security Agreement                        J-1
EXHIBIT K   Form of Pledge Agreement                          K-1
EXHIBIT L   Form of LC Account Agreement                      L-1
EXHIBIT M   Form of Subordination Agreement                   M-1
EXHIBIT N   Form of Intercompany Note Pledge                  N-1
EXHIBIT O   Form of Intellectual Property Security
            Agreement                                         O-1
EXHIBIT P   Form of Intercompany Notes                        P-1
Schedule 1.2                                        Existing Debt  S-1
Schedule 4.3                     Information Regarding Collateral  S-2
Schedule 7.4        Subsidiaries and Investments in Other Persons  S-3
Schedule 7.7                                                Liens  S-5
Schedule 7.8                                          Tax Matters  S-6
Schedule 7.10                                          Litigation  S-7
Schedule 7.18                               Environmental Matters  S-8
Schedule 9.9                               Affiliate Transactions  S-9


























                        CREDIT AGREEMENT

     THIS CREDIT AGREEMENT, dated as of March 19, 1998 (the "Agreement"), is made by and among HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation having its principal place of business in New York, New York (the "Borrower"), NATIONSBANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States, in its capacity as a Lender and as the Issuing Bank (each as hereinafter defined) ("NationsBank" and collectively with each other financial institution executing and delivering a signature page hereto and each other financial institution which may hereafter execute and deliver an instrument of assignment with respect to this Agreement pursuant to Section 12.1, the "Lenders"), and NATIONSBANK, NATIONAL ASSOCIATION , a national banking association organized and existing under the laws of the United States, in its capacity as agent for the Lenders (in such capacity, and together with any successor agent appointed in accordance with the terms of Section 11.9, the "Agent");


                      W I T N E S S E T H:

     WHEREAS, the Borrower has requested that the Lenders make available to the Borrower a $75,000,000 revolving credit facility which shall include a $5,000,000 letter of credit sublimit for the issuance of standby letters of credit the proceeds of which are to be used to refinance certain Existing Debt (as hereinafter defined) of the Borrower, to redeem, repurchase or otherwise obtain surrender of the Warrants (as hereinafter defined), to finance general working capital needs, including the making of Acquisitions and Capital Expenditures permitted hereunder, and to provide for the general corporate purposes of the Borrower; and

     WHEREAS, the Lenders are willing to make such revolving credit and letter of credit facilities available to the Borrower upon the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrower, the Lenders and the Agent hereby agree as follows:


                           ARTICLE I

                     Definitions and Terms

     I.1. Definitions. For the purposes of this Agreement, in addition to the definitions set forth above, the following terms shall have the respective meanings set forth below:

          "Acquisition" means the acquisition of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or any material part of the assets of such Person or of a line or lines of business conducted by such Person.

          "Acquisition Documents" means, collectively, (a) that certain Asset Purchase Agreement dated as of March 31, 1997 between the Borrower, Headway Corporate Staffing Services of North Carolina, Inc., Advanced Staffing Solutions, Inc., H. Wade Gresham and Mark F. Herron, (b) that certain Asset Purchase Agreement dated as of July 28, 1997 between the Borrower, ASA Personnel Services, Inc., Administrative Sales Associates Temporaries Inc., Administrative Sales Associates, Inc., Richard Brody and Arnold Katz (c) that certain Asset Purchase Agreement dated as of September 29, 1997 between the Borrower, Irene Cohen Temps, Inc., Quality Outsourcing, Inc., George J. Burt, Richard E. Gaudi and Peter F. Notaro (d) that certain Purchase Agreement dated as of September 30, 1997 between the Borrower, Headway Corporate Staffing Services of Connecticut, Inc.,
     Electronic Data Resources, L.L.C., Maurice Dusel, James Roberts and Michael Russell, (e) that certain Asset Purchase Agreement, to be dated on or about March 23, 1998, among the Borrower, Cheney Associates, L.L.C. and Timothy Cheney, an individual doing business under the names Cheney Associates and Cheney Consulting Group, (f) that certain Stock Purchase Agreement, to be dated on or about March 23, 1998, among the Borrower, L&M Shore Family Holdings Limited Partnership, Elder Investments Limited Partnership, Mark Shore and Linda Elder, (g) that certain Asset Purchase Agreement to be dated on or about March 23, 1998, among the Borrower, Headway Corporate Staffing Services of North Carolina, Inc., Select Staffing Services, Inc. and Jack Powell, and (h) any other purchase agreement entered into hereafter by the Borrower and any Subsidiaries relating to the acquisition of any company or any assets thereof which is permitted hereunder.

          "Advance" means a borrowing under the Revolving  Credit
     Facility consisting of a Base Rate Loan or a Eurodollar Rate
     Loan.

          "Affiliate" means any Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control, with the Borrower; or (ii) which beneficially owns or holds 10% or more of any class of the outstanding Voting Stock (or in the case of a Person which is not a corporation, 10% or more of the equity or other ownership interest) of the Borrower; or
     (iii)  10%  or  more of any class of the outstanding  voting stock (or in the case of a Person which is not a corporation, 10% or more of the equity or other ownership interest) of which is beneficially owned or held by the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of Voting Stock, by contract or otherwise.

          "Applicable Commitment Percentage" means, with respect to each Lender at any time, a fraction, the numerator of which shall be such Lender's Revolving Credit Commitment and the denominator of which shall be the Total Revolving Credit Commitment, which Applicable Commitment Percentage for each Lender as of the Closing Date is as set forth in Exhibit A; provided that the Applicable Commitment Percentage of each Lender shall be increased or decreased to reflect any assignments to or by such Lender effected in accordance with
     Section 12.1.

          "Applicable Lending Office" means, for each Lender and for each Type of Loan, the "Lending Office" of such Lender (or of an affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other office of such Lender (or an affiliate of such Lender) as such Lender may from time to time specify to the Agent and the Borrower by written notice in accordance with the terms hereof as the office by which its Loans of such Type are to be made and maintained.

          "Applicable  Margin" means for purposes of  calculating
     (i) the applicable interest rate for the Interest Period for any Eurodollar Rate Loan, (ii) the applicable interest rate for any Base Rate Loan, (iii) the applicable rate to determine the fee for the issuance of Letters of Credit and
     (iv) the applicable rate of the Unused Fee for any date for purposes of Section 2.10 hereof, that percent per annum set forth below, which shall be (A) determined at the end of each Fiscal Quarter (each, a "Determination Date") based upon the computations set forth in the compliance certificates delivered to the Agent pursuant to Sections 8.1(a)(ii) and 8.1(b)(ii) hereof, subject to review and approval of such computations by the Agent, and any change in the Applicable Margin shall be effective commencing on the fifth Business Day following the date such certificate is actually received (or, if earlier, the date such certificate was required to be delivered under such sections) (the "Compliance Date") until the next following Compliance Date; provided however, if the Borrower shall fail to deliver any such certificate within the time period required by Section 8.1, then the Applicable Margin for Eurodollar Rate Loans, for Base Rate Loans, for the Letter of Credit Fee and for the Unused Fee shall be that shown for Pricing Level II below until the appropriate certificate is so delivered and (B) applicable to all Eurodollar Rate Loans and Base Rate Loans made, renewed or converted, Letters of Credit outstanding and any Unused Fee due and payable, on or after the most recent Compliance Date to occur based upon the Consolidated Leverage Ratio as at the Determination Date, as specified below:

   Prici  Consolidated  Applica  Applicab  Applica  Applicab
    ng      Leverage      ble       le       ble       le
   Level     Ratio       Margin   Margin    Margin   Margin
                          for    for Base    for       for
                        Eurodol    Rate     Letter   Unused
                          lar     Loans       of       Fee
                          Rate              Credit
                         Loans               Fee

    I.    Less than      1.000%     .000%   1.000%      .250%
          1.25 to 1.00

    II.   Less than      1.500%     .250%   1.500%      .375%
          2.25 to 1.00
          but greater
          than or
          equal to
          1.25 to 1.00

   III.   Greater than   2.000%     .750%   2.000%      .500%
          or equal to
          2.25 to 1.00


          ; provided that at all times from the Closing Date up to and including the Compliance Date immediately following the Closing Date, the Applicable Margin for Eurodollar Rate Loans, for Base Rate Loans, for the Letter of Credit Fee and for the Unused Fee shall be that shown for Pricing Level II above.

               "Applications for Letters of Credit" means, collectively, the applications for letters of credit, or similar documentation, executed by the Borrower from time to time and delivered to the Issuing Bank to support the issuance of Letters of Credit.

               "Assignment and Acceptance" shall mean an Assignment and Acceptance in the form of Exhibit B (with blanks appropriately filled in) delivered to the Agent in connection with an assignment of a Lender's interest under this Agreement pursuant to Section 12.1.

               "Authorized Representative" means any of the Chief Executive Officer, President and Chief Operating Officer or any Senior Vice President of the Borrower, or with respect to financial matters only, the Senior Vice President and Director of Corporate Development, Chief Financial Officer, Chief Operating Officer or Treasurer of the Borrower, or any other person expressly designated by the Board of Directors of the Borrower (or the appropriate committee thereof) as an Authorized Representative of the Borrower, as set forth from time to time in a certificate in the form of Exhibit C.

               "Base Rate", for any day, means the per annum rate of interest equal to the sum of (x) the greater of (i) the Prime Rate or (ii) the Federal Funds Effective Rate plus one-half of one percent (.50%) plus (y) the Applicable Margin. Any change in the Base Rate resulting from a change in the Prime Rate or the Federal Funds Effective Rate shall become effective as of 12:01 A.M. of the Business Day on which each such change occurs.

               "Base Rate Loan" means a Loan for which the rate of interest is determined by reference to the Base
          Rate.

               "Base Rate Refunding Loan" means a Base Rate Loan to satisfy Reimbursement Obligations arising from a drawing under a Letter of Credit.

               "Board" means the Board of Governors of the Federal Reserve System (or any successor body).

               "Borrower's   Account"  means  a  demand   deposit
          account number 3751024413 or any successor account with the Agent, which may be maintained at one or more offices of the Agent or an agent of the Agent.

               "Borrowing Notice" means the notice delivered by an Authorized Representative in connection with an Advance under the Revolving Credit Facility, in the form of Exhibit D.

               "Business Day" means (i) with respect to any Base Rate Loan, any day which is not a Saturday, Sunday or a day on which banks in the States of New York and North Carolina are authorized or obligated by law, executive order or governmental decree to be closed, and (ii) with respect to any Eurodollar Rate Loan, any day which is a Business Day, as described above, and on which the relevant international financial markets are open for the transaction of business contemplated by this Agreement in London, England, New York, New York and Charlotte, North Carolina.

               "Capital Expenditures" means, with respect to the Borrower and its Subsidiaries on a consolidated basis, for any period the sum of (without duplication) (i) all expenditures (whether paid in cash or accrued as liabilities) by the Borrower or any Subsidiary during such period for items that would be classified as "property, plant or equipment" or comparable items on the consolidated balance sheet of the Borrower and its Subsidiaries, including without limitation all transactional costs incurred in connection with such expenditures provided the same have been capitalized, excluding, however, the amount of any Capital Expenditures paid for with proceeds of casualty insurance as evidenced in writing and submitted to the Agent together with any compliance certificate delivered pursuant to Section 8.1(a) or (b), and (ii) for all purposes other than the determination of the Consolidated Fixed Charge Ratio, the present value of the lease payments due during such period under any Capital Lease entered into by the Borrower or its Subsidiaries over the term of such Capital Lease applying a discount rate equal to the interest rate provided in such lease (or in the absence of a stated interest rate, that rate used in the preparation of the financial statements described in Section 8.1(a)), all the foregoing in accordance with GAAP applied on a Consistent Basis.

               "Capital Leases" means all leases which have been or should be capitalized in accordance with GAAP as in effect from time to time including Statement No. 13 of the Financial Accounting Standards Board and any successor thereof.

               "Change of Control" means, at any time:

                 (i) any "person" or "group" (each as used in Sections 13(d)(3) and 14(d)(2) of the Exchange
               Act), either (A) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of Voting Stock of the Borrower (or securities convertible into or exchangeable for such Voting Stock) representing 30% or more of the combined voting power of all Voting Stock of the Borrower (on a fully diluted basis), or (B) otherwise has the ability, directly or indirectly, to elect a majority of the Board of Directors of the Borrower;

                   (ii)      during  any  period  of  up  to   24
               consecutive months, commencing on the Closing Date, a majority of the individuals who at the end of such 24-month period were Directors of the Borrower had not been Directors of the Borrower at the beginning of such 24-month period; or

                 (iii) the occurrence of a "Change of Control", as defined or described in the Indenture referred to in the definition of "Subordinated Debt" or in the Certificate of Designation with respect to the Series F Convertible Preferred Stock referred to in the definition of "Preferred Stock;"

          provided, however, that the conversion of the Series  F
          Convertible  Preferred  Stock  referred   to   in   the
          definition of "Preferred Stock" shall not constitute a Change in Control.

               "Closing Date" means the date as of which this Agreement is executed by the Borrower, the Lenders and the Agent and on which the conditions set forth in
          Section 6.1 have been satisfied.

               "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

               "Collateral" means, collectively, all property of the Borrower, any Guarantor or any other Person in which the Agent or any Lender is granted a Lien under any Security Instrument as security for all or any portion of the Obligations.

               "Collateral Termination Date" means the date when all Revolving Credit Outstandings and all Letter of Credit Outstandings together with all accrued and unpaid interest thereon have been paid, except for such Letter of Credit Outstandings as have been fully cash collateralized in accordance with Section 10.1(B), all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired, and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations.

               "Compliance Date" has the meaning therefor set forth in the definition of "Applicable Margin."

               "Consistent Basis" in reference to the application of GAAP means the accounting principles observed in the period referred to are comparable in all material respects to those applied in the preparation of the audited financial statements of the Borrower referred to in Section 7.6(a).

               "Consolidated EBITDA" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period (or other period of Fiscal Quarters as provided in the definitions of "Consolidated Fixed Charge Ratio" and "Consolidated Interest Coverage Ratio") ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) taxes on income,
          (iv) amortization, and (v) depreciation, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; provided, however, that with respect to an Acquisition that is accounted for as a "purchase", for the four Four-Quarter Periods ending next following the date of such Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis as if such Acquisition had been consummated as a "pooling of interests"; provided, further, however, that with respect to disposition, sale, conveyance, transfer, liquidation or cessation of business of a Subsidiary of the Borrower or any division, operating unit or other business unit of the Borrower during such measurement period, Consolidated EBITDA shall exclude the results of operations of the Subsidiary, division, operating unit or other business unit so disposed, sold, conveyed, transferred, liquidated or the business of which has ceased.

               "Consolidated Fixed Charge Ratio" means, with respect to the Borrower and its Subsidiaries for the applicable period described below ending on the date of computation thereof, the ratio of (i) Consolidated
          EBITDA for such period less (without duplication) Capital Expenditures for such period, to (ii) Consolidated Fixed Charges for such period; such computation shall be for (A) the Fiscal Quarter ending June 30, 1998, (B) the two Fiscal Quarters ending September 30, 1998 and (C) the three Fiscal Quarters ending December 31, 1998 and thereafter for each Four-Quarter Period then ended; provided, however, that for purposes of such computation for the periods ending on the dates set forth below, the amount of any Earnouts paid in cash during such period shall be multiplied by the percentage shown opposite such date:

               Date
                                             Percentage
               June 30, 1998
                                        25%
               September 30, 1998                      50
               December 31, 1998
                                                  75

               "Consolidated Fixed Charges" means, with respect to the Borrower and its Subsidiaries for any Four-Quarter Period (or other period of Fiscal Quarters as provided in the definition of "Consolidated Fixed Charge Ratio") ending on the date of computation thereof, the sum of, without duplication, (i) Consolidated Interest Expense incurred during such period, (ii) scheduled principal amounts of Consolidated Funded Indebtedness (other than Revolving Credit Outstandings) paid during such period, (iii) Earnouts paid in cash during such period, and (iv) all Restricted Payments made during such period, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Funded Indebtedness" means, with respect to the Borrower and its Subsidiaries, at any time as of which the amount thereof is to be determined, the sum of (i) Indebtedness for Money Borrowed of the Borrower and its Subsidiaries at such time and (ii) the face amount of all outstanding Letters of Credit issued for the account of the Borrower or any of its Subsidiaries and all obligations (to the extent not duplicative) arising under such Letters of Credit, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Interest Coverage Ratio" means, with respect to the Borrower and its Subsidiaries for the applicable period described below ending on the date of computation thereof, the ratio of (i) Consolidated EBITDA for such period to (ii) Consolidated Interest Expense for such period; such computation shall be for
          (A) the Fiscal Quarter ending June 30, 1998, (B) the two Fiscal Quarters ending September 30, 1998 and (C) the three Fiscal Quarters ending December 31, 1998 and thereafter for each Four-Quarter Period then ended.

               "Consolidated Interest Expense" means, with respect to any period of computation thereof, the gross interest expense of the Borrower and its Subsidiaries, including without limitation (i) the current amortized portion of debt discounts to the extent included in gross interest expense, (ii) the current amortized portion of all fees (including fees payable in respect of any Swap Agreement) payable in connection with the incurrence of Indebtedness to the extent included in gross interest expense (but not including any fees incurred in connection with the ING Facility referenced on Schedule 1.2 or the termination thereof, this Agreement or the Subordinated Debt) and (iii) the portion of any payments made in connection with Capital Leases allocable to interest expense, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Leverage Ratio" means, as of the date of computation thereof, the ratio of (i) Consolidated Funded Indebtedness determined as at such date to (ii) Consolidated EBITDA for the Four-Quarter Period ending on (or most recently ended prior to) such date.

               "Consolidated Net Income" means, for any period of
          computation thereof, the gross revenues from operations of the Borrower and its Subsidiaries (including payments received by the Borrower and its Subsidiaries of (i) interest income, and (ii) dividends and distributions made in the ordinary course of their businesses by Persons in which investment is permitted pursuant to this Agreement and not related to an extraordinary event), less all operating and non-operating expenses of the Borrower and its Subsidiaries including taxes on income, all determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis; but excluding (for all purposes other than compliance with Section 9.1(a) hereof) as income:
          (i) net gains on the sale, conversion or other disposition of capital assets, (ii) net gains on the acquisition, retirement, sale or other disposition of capital stock and other securities of the Borrower or its Subsidiaries, (iii) net gains on the collection of proceeds of life insurance policies, (iv) any write-up of any asset, and (v) any other net gain or credit of an extraordinary nature as determined in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Net Worth" means, as of any date on which the amount thereof is to be determined, Consolidated Shareholders' Equity minus (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings) all reserves (other than contingency reserves not allocated to any particular purpose), including without limitation reserves for depreciation, depletion, amortization, obsolescence, deferred income taxes, insurance and inventory valuation all as determined on a consolidated basis in accordance with GAAP applied on a Consistent Basis.

               "Consolidated Shareholders' Equity" means,  as  of
          any date on which the amount thereof is to be determined, the sum of the following in respect of the Borrower and its Subsidiaries (determined on a consolidated basis and excluding any upward adjustment after the Closing Date due to revaluation of assets):
          (i) the amount of issued and outstanding share capital, plus (ii) the amount of additional paid-in capital and retained earnings (or, in the case of a deficit, minus the amount of such deficit), plus (iii) the amount of any foreign currency translation adjustment (if positive, or, if negative, minus the amount of such translation adjustment), minus (iv) the amount of any treasury stock, all as determined in accordance with GAAP applied on a Consistent Basis.

               "Contingent Obligation" of any Person means all contingent liabilities required (or which, upon the creation or incurring thereof, would be required) to be included in the financial statements (including footnotes) of such Person in accordance with GAAP applied on a Consistent Basis, including Statement No. 5 of the Financial Accounting Standards Board, all Hedging Obligations and any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including obligations of such Person however incurred:

                    (1) to purchase such Indebtedness or other obligation or any property or assets constituting security therefor;

                    (2)  to advance or supply funds in any manner
                         (i)  for the purchase or payment of such
                         Indebtedness  or  other  obligation,  or
                         (ii)   to  maintain  a  minimum  working
                         capital, net worth or other balance sheet condition or any income statement condition of the primary obligor;

                    (3) to grant or convey any Lien, charge or other encumbrance on any property or assets of such Person to secure payment of such Indebtedness or other obligation;

                    (4) to lease property or to purchase securities or other property or services primarily for the purpose of assuring the owner or holder of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or other obligation; or

                    (5) otherwise to assure the owner of the Indebtedness or such obligation of the primary obligor against loss in respect thereof.

          ; provided, however, in no event shall Earnouts be a Contingent Obligation hereunder.

               "Continue", "Continuation", and "Continued" shall refer to the continuation pursuant to Section 2.8 hereof of a Eurodollar Rate Loan of one Type as a Eurodollar Rate Loan of the same Type from one Interest Period to the next Interest Period.

               "Convert", "Conversion", and "Converted" shall refer to a conversion pursuant to Section 2.8 or
          Article V of one Type of Loan into another Type of Loan.

               "Cost  of Acquisition" means, with respect to  any
          Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the
          Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of Earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and
          (vii) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred and capitalized in accordance with GAAP. For purposes of determining the Cost of Acquisition for any transaction, (A) the capital stock of the Borrower shall be valued (I) in the case of capital stock that is then designated as a national market system security or as a Small-Cap security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or the last prices reported thereon, and (II) with respect to shares that are not freely tradeable (excluding restricted shares) as determined by a committee composed of the members of the Board of Directors of the Borrower and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 8.1(a), (B) the capital stock of any Subsidiary shall be valued as determined by a committee composed of the members of the Board of Directors of such Subsidiary and, if requested by the Agent, determined to be a reasonable valuation by the independent public accountants referred to in Section 8.1(a), and (C) with respect to any Acquisition accomplished pursuant to the exercise of options or warrants or the conversion of securities, the Cost of Acquisition shall include both the cost of acquiring such option, warrant or convertible security as well as the cost of exercise or conversion.

               "Credit Party" means, collectively, the Borrower and each Guarantor.

               "Default" means any event, act or condition which,
          with  the giving or receipt of notice or lapse of  time
          or   both,   would  constitute  an  Event  of   Default
          hereunder.

               "Default Rate" means (i) with respect to each Eurodollar Rate Loan, until the end of the Interest Period applicable thereto, a rate of two percent (2%) above the Eurodollar Rate applicable to such Loan, and thereafter at a rate of interest per annum which shall be two percent (2%) above the Base Rate, (ii) with respect to Base Rate Loans, at a rate of interest per annum which shall be two percent (2%) above the Base Rate and (iii) in any case, the maximum rate permitted by applicable law, if lower.

               "Determination Date" has the meaning therefor set forth in the definition of "Applicable Margin."

               "Direct  Foreign  Subsidiary"  means  any  Foreign
          Subsidiary  a majority of whose     outstanding  Voting
          Stock   is   owned  by  the  Borrower  or  a   Domestic
          Subsidiary.

               "Dollars"   and  the  symbol  "$"  means   dollars
          constituting legal tender for the payment of public and private debts in the United States of America.

               "Domestic Subsidiary" means a Subsidiary which is organized under the laws of one of the states or territories comprising the United States of America.

               "Earnouts"  has the specific meaning therefor  set
          forth   in  each  of  the  Acquisition  Documents   and
          collectively means all such payments.

               "Eligible Assignee" means (i) a Lender,   (ii)  an
          affiliate of a Lender, and (iii) any other Person approved by the Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected in accordance with Section 12.1, the Borrower, such approval not to be unreasonably withheld or delayed by the Borrower; provided, however, that neither the Borrower nor an affiliate of the Borrower shall qualify as an Eligible Assignee.

               "Eligible    Securities"   means   the   following
          obligations   and  any  other  obligations   previously
          approved in writing by the Agent:

                    (a)  Government Securities;

                    (b) obligations of any corporation organized under the laws of any state of the United States of America or under the laws of any other nation, payable in Dollars in the United States of America, expressed to mature not later than 90 days following the date of issuance thereof and rated in an investment grade rating category by S&P and Moody's;

                    (c) interest bearing demand or time deposits issued by any Lender or certificates of deposit maturing within one year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States or of any state thereof having capital surplus and undivided profits aggregating at least $400,000,000 and being rated "A-" or better by S&P and "A-3" or better by Moody's;

                    (d)  Municipal Obligations; and

                    (e)   repurchase agreements entered into with
               (i) any financial institution whose debt obligations or commercial paper are rated "A" by either of S&P or Moody's or "A-1" by S&P or "P-1" by Moody's, or (ii) any Lender.

               "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which
          (i) is maintained for employees of the Borrower or any of its ERISA Affiliates, (ii) is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (iii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

               "Environmental Laws" means any federal, state or local statute, law, ordinance, code, rule, regulation, order, or decree, regulating, relating to, or imposing liability or standards of conduct concerning, any environmental matters or conditions, environmental protection or conservation, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended; the Superfund Amendments and Reauthorization Act of 1986, as amended; the Resource Conservation and Recovery Act, as amended; the Toxic Substances Control Act, as amended; the Clean Air Act, as amended; the Clean Water Act, as amended; together with all regulations promulgated thereunder, and any other "Superfund" or "Superlien" law.

               "ERISA"  means  the  Employee  Retirement   Income
          Security Act of 1974, as amended from time to time, and any successor statute and all rules and regulations promulgated thereunder.

               "ERISA Affiliate", as applied to the Borrower, means any Person or trade or business which is a member of a group which is under common control with the Borrower, who together with the Borrower, is treated as a single employer within the meaning of Section 414(b),
          (c), (m) or (o) of the Code.

               "Eurodollar Rate Loan" means a Loan for which the rate of interest is determined by reference to the Eurodollar Rate.

               "Eurodollar Rate" means the interest rate per annum calculated according to the following formula:

          Eurodollar         =                    Eurodollar Base
     Rate                    +           Applicable
           Rate   1- Eurodollar Reserve Percentage Margin

               "Eurodollar Base Rate" means, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Base Rate" shall mean, for any Eurodollar Loan for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

               "Eurodollar Reserve Percentage" means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Eurodollar Reserve Percentage shall reflect any other reserves required to be maintained by such member banks with respect to (i) any category of liabilities which includes deposits by reference to which the Eurodollar Rate is to be determined, or (ii) any category of extensions of credit or other assets which include Eurodollar Rate Loans. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

               "Event of Default" means any of the occurrences set forth as such in Section 10.1.

               "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

               "Executive Officer" means the Chief Executive Officer, the President and Chief Operating Officer, the Chief Financial Officer, the Treasurer and any Senior Vice President of the Borrower or any other person who, by whatever title, has control over or responsibility for the management and operations of the Borrower.

               "Existing  Debt"  means such  Consolidated  Funded
          Indebtedness as set forth on Schedule 1.2.

               "Federal Funds Effective Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average rate charged to the Agent (in its individual capacity) on such day on such transaction as determined by the Agent.

               "Fiscal Month" means each approximately 30-day fiscal period of the Borrower and its Subsidiaries beginning on a Sunday and ending on the Saturday of each calendar month closest to (whether before or after) the last day of such calendar month.

               "Fiscal Quarter" means a three-month quarter of a Fiscal Year and when followed by reference to a year, means the first, second, third or fourth quarter of such Fiscal Year, as indicated.

               "Fiscal Year" means the twelve month fiscal period of the Borrower and its Subsidiaries commencing on January 1 of each calendar year and ending on December
          31 of such calendar year.

               "Foreign   Benefit  Law"  means   any   applicable
          statute, law, ordinance, code, rule, regulation, order or decree of any foreign nation or any province, state, territory, protectorate or other political subdivision thereof regulating, relating to, or imposing liability or standards of conduct concerning, any Employee Benefit Plan.

               "Foreign Subsidiary" means any Subsidiary that is not a Domestic Subsidiary.

               "Four-Quarter Period" means a period of four full consecutive Fiscal Quarters of the Borrower and its Subsidiaries, taken together as one accounting period.

               "GAAP"    or    "Generally   Accepted   Accounting
          Principles" means generally accepted accounting principles, being those principles of accounting set forth in pronouncements of the Financial Accounting Standards Board, the American Institute of Certified Public Accountants or which have other substantial authoritative support and are applicable in the circumstances as of the date of a report.

               "Government Securities" means direct obligations of, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by, the United States of America which have a maturity of not greater than one year.

               "Governmental Authority" shall mean any Federal, state, municipal, national or other governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

               "Grantor"  has the meaning therefor set  forth  in
          Section 4.3.

               "Guarantor" means each Domestic Subsidiary now or hereafter existing, which has executed a Guaranty.

               "Guaranty" means, collectively (or individually as the context may indicate) (i) the Guaranty Agreement dated as of the date hereof between each Domestic Subsidiary existing on the Closing Date and the Agent for the benefit of the Lenders, in the form of Exhibit I, and (ii) any other Guaranty Agreement in the form of
          Exhibit I delivered to the Agent pursuant to Section 8.19, all as hereafter amended, supplemented or replaced from time to time.

               "Hazardous Material" means and includes any pollutant, contaminant, or hazardous, toxic or dangerous waste, substance or material (including without limitation petroleum products, asbestos-containing materials and lead), the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

               "Hedging   Obligations"   means   any   and    all
          obligations of the Borrower or any Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all agreements, devices or arrangements designed to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates (including without limitation commodity exchange rates) or forward rates applicable to such party's assets, liabilities or exchange transactions, including, but not limited to, Dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, commodity exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts, warrants and those commonly known as interest rate "swap" agreements; and (ii) any and all cancellations, buybacks, reversals, terminations or assignments of any of the foregoing.

               "Indebtedness" means with respect to any Person, without duplication, all indebtedness of such Person relating to its Reimbursement Obligations or any other reimbursement obligations under this Agreement, all Indebtedness for Money Borrowed, all indebtedness of such Person for the acquisition of property or arising under Hedging Obligations, all indebtedness of such Person secured by any Lien on the property of such Person whether or not such indebtedness is assumed, all liability of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), all Contingent Obligations, that portion of obligations with respect to Capital Leases and other items which in accordance with GAAP is required to be classified as a liability on a balance sheet of such Person; but excluding all accounts payable in the ordinary course of business so long as payment therefor is due within one year; provided that in no event shall the term Indebtedness include surplus and retained earnings, lease obligations (other than pursuant to Capital Leases), reserves for deferred income taxes and investment credits, other deferred credits or reserves, or deferred compensation obligations.

               "Indebtedness for Money Borrowed" means with respect to any Person, without duplication, all indebtedness in respect of money borrowed of such Person, including without limitation all Capital Leases and the deferred purchase price of any property or asset, evidenced by a promissory note, bond, debenture or similar written obligation for the payment of money (including conditional sales or similar title retention agreements), other than trade payables incurred in the ordinary course of business.

               "Intellectual Property Assignments" means those certain Assignments of Patents, Trademarks, Copyrights and Licenses in the form attached to the Intellectual Property Security Agreement as Exhibit A, to be filed upon acceleration of the Obligations hereunder, as from time to time amended, supplemented or restated.

               "Intellectual Property Security Agreement" means, collectively (or individually as the context may indicate), (i) that certain Intellectual Property Security Agreement in the form of Exhibit O dated as of the date hereof, and (ii) all IPSA Supplements, all between the Borrower and certain Guarantors in favor of the Agent for the benefit of the Lenders to collaterally secure payment and performance of their respective obligations hereunder and under the Guaranty, as applicable, all as hereafter amended, supplemented or replaced from time to time.

               "Intercompany Advance" means a loan or advance heretofore or hereafter made by an Intercompany Note Holder to the Borrower, a Domestic Subsidiary or Direct Foreign Subsidiary of the Borrower, which is evidenced by an Intercompany Note in which the Agent has a valid, duly perfected, first priority Lien under the Intercompany Note Pledge Agreement, and the repayment of which is subordinated to the rights of the Agent and the Lenders under the Loan Documents in accordance to the provisions set forth in the Intercompany Notes or in the Subordination Agreement.

               "Intercompany  Notes"  means,  collectively,   the
          promissory notes heretofore issued and described on Schedule A to the Intercompany Note Pledge Agreement and promissory notes hereafter issued in the form attached as Exhibit P hereto (with appropriate insertions) outstanding from time to time evidencing the Intercompany Advances.

               "Intercompany Note Holder" means, at any date, the Borrower and any Domestic Subsidiary of the Borrower who has extended any Intercompany Advance that remains outstanding at such date.

               "Intercompany Note Pledge Agreement" means, collectively (or individually as the contest may indicate) (i) that certain Intercompany Note Pledge Agreement of even date herewith between the Borrower, certain Subsidiaries and the Agent, substantially in the form of Exhibit P, and (ii) any other Intercompany Note Pledge Agreement in the form of Exhibit P delivered to the Agent pursuant to Section 8.19, pursuant to which the Agent is granted a Lien in the Intercompany Notes held by such Intercompany Note Holder, in each case as the same may be amended, supplemented or restated from time to time.

               "Interest Period" means, for each Eurodollar Rate Loan, a period commencing on the date such Eurodollar Rate Loan is made, continued, or converted and ending, at the Borrower's option, on the date one, two, three or, if available from each Lender, six months thereafter as notified to the Agent by the Authorized Representative three (3) Business Days prior to the beginning of such Interest Period; provided, that,

                          (i)   if  the Authorized Representative
               fails to notify the Agent of the length of an Interest Period three (3) Business Days prior to the first day of such Interest Period, the Loan for which such Interest Period was to be determined shall be deemed to be a Base Rate Loan as of the first day thereof;

                           (ii)  if  an  Interest  Period  for  a
               Eurodollar Rate Loan would end on a day which is not a Business Day, such Interest Period shall be extended to the next Business Day (unless such extension would cause the applicable Interest Period to end in the succeeding calendar month, in which case such Interest Period shall end on the next preceding Business Day);

                          (iii)      any  Interest  Period  which
               begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                          (iv)  no  Interest Period shall  extend
               past the Stated Termination Date; and

                          (v)   there shall not be more than  ten
               (10) Interest Periods in effect on any day.

               "Interest Rate Selection Notice" means the written notice delivered by an Authorized Representative in connection with the election of a subsequent Interest Period for any Eurodollar Rate Loan or the conversion of any Eurodollar Rate Loan into a Base Rate Loan or the conversion of any Base Rate Loan into a Eurodollar Rate Loan, in the form of Exhibit E.

               "IPSA Supplement" means any supplement to the Intellectual Property Security Agreement in the form of Exhibit B to Exhibit O, with appropriate revisions as to the identity of the grantor.

               "Issuing Bank" means initially NationsBank as the issuer of Letters of Credit under Article III, and thereafter any Lender which may succeed NationsBank as the issuer of Letters of Credit under Article III.

               "LC Account Agreement" means the LC Account Agreement dated as of the date hereof between the Borrower and the Issuing Bank, as amended, modified or supplemented from time to time, in the form of Exhibit L.

               "Lending Office" means, as to each Lender, the Lending Office of such Lender designated on the signature pages hereof or in an Assignment and Acceptance or such other office of such Lender (or of an affiliate of such Lender) as such Lender may from time to time specify to the Authorized Representative and the Agent as the office by which its Loans are to be made and maintained.

               "Letter of Credit" means a standby letter of credit issued by the Issuing Bank for the account of the Borrower in favor of a Person advancing credit or securing an obligation on behalf of the Borrower.

               "Letter of Credit Commitment" means, with respect to each Lender, the obligation of such Lender to acquire Participations in respect of Letters of Credit and Reimbursement Obligations up to an aggregate amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Letter of Credit Commitment as the same may be increased or decreased from time to time pursuant to this Agreement.

               "Letter of Credit Facility" means the facility described in Article III providing for the issuance by the Issuing Bank for the account of the Borrower of Letters of Credit in an aggregate stated amount at any time outstanding not exceeding the Total Letter of Credit Commitment.

               "Letter of Credit Outstandings" means, as of any date of determination, the aggregate amount remaining undrawn under all Letters of Credit then outstanding plus the principal amount of all Reimbursement Obligations then outstanding.

               "Lien" means any interest in property securing any obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien, trust or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. For the purposes of this Agreement, the Borrower and any Subsidiary shall be deemed to be the owner of any property which it has acquired or holds subject to a conditional sale agreement, financing lease, or other arrangement pursuant to which title to the property has been retained by or vested in some other Person for security purposes.

               "Loan" or "Loans" means any borrowing pursuant to an Advance under the Revolving Credit Facility.

               "Loan Documents" means this Agreement, the Notes, the Security Instruments, the Guaranties, the Subordination Agreement, the Applications for Letters of Credit and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Agent in connection with the Loans made and transactions contemplated under this Agreement, as the same may be amended, supplemented or replaced from time to time.

               "Material Adverse Effect" means a material adverse effect on (i) the business, properties, prospects, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries on a consolidated basis,
          (ii) the ability of any Material Credit Party to pay or perform its respective obligations, liabilities and indebtedness under the Loan Documents as such payment or performance becomes due in accordance with the terms thereof, or (iii) the rights, powers and remedies of the Agent or any Lender under any Loan Document or the validity, legality or enforceability thereof (including for purposes of clauses (ii) and (iii) the imposition of burdensome conditions thereon).

               "Material  Credit Party" means (i) any  direct  or
          indirect Subsidiary which has EBITDA, as defined below, greater than 5% of Consolidated EBITDA (calculated for the most recent period for which the Agent has received the financial information required under Section 8.1) and (ii) for purposes of clause (ii) of the definition of Material Adverse Effect, all direct and indirect Subsidiaries, including without limitation each Material Subsidiary under (i) above, which, collectively, have EBITDA equal to or greater than 95% of Consolidated EBITDA (as calculated under (ii) above). For purposes of this definition, "EBITDA" means, with respect to any Subsidiary, Consolidated EBITDA as calculated for such Subsidiary without regard to the Borrower or any other Subsidiary.

               "Moody's" means Moody's Investors Services, Inc.

               "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) Fiscal Years.

               "Municipal Obligations" means general obligations issued by, and supported by the full taxing authority of, any state of the United States of America or of any municipal corporation or other public body organized under the laws of any such state which are rated in the highest investment rating category by both S&P and Moody's.

               "Net Proceeds" means (i) in respect of the issuance of equity or Indebtedness or the sale, lease or other disposition of assets, the amount of cash, cash equivalents and the market value of marketable securities, as and when received, net of all legal, accounting, banking, underwriting, title and recording fees and expenses, commissions, discounts and all other reasonable and ordinary expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction and (ii) in respect of proceeds of insurance or resulting from the taking of any asset by eminent domain, the amount of cash, cash equivalents and market value of marketable securities as and when received, net of all legal, title and recording fees and expenses incurred in connection therewith and all taxes required to be paid or accrued as a consequence of such transaction.

               "NMS" means NationsBanc Montgomery Securities LLC.

               "Notes" means, collectively, the promissory notes of the Borrower evidencing Loans executed and delivered to the Lenders substantially in the form of Exhibit F.

               "Obligations" means the obligations, liabilities and Indebtedness of the Borrower with respect to (i) the principal and interest on the Loans, (ii) the Reimbursement Obligations and otherwise in respect of the Letters of Credit, (iii) all liabilities of the Borrower to any Lender or its affiliates which arise under a Swap Agreement, and (iv) the payment and performance of all other obligations, liabilities and Indebtedness of the Borrower to the Lenders, the Agent, or NMS under any one or more of the other Loan Documents or with respect to the Loans or Letters of Credit.

               "Operating Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the bylaws, operating agreement, partnership agreement, limited partnership agreement or other applicable documents relating to the operation, governance or management of such entity.

               "Organizational Action" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, any corporate, organizational or partnership action (including any required shareholder, member or partner action), or other similar official action, as applicable, taken by such entity.

               "Organizational Documents" means with respect to any corporation, limited liability company, partnership, limited partnership, limited liability partnership or other legally authorized incorporated or unincorporated entity, the articles of incorporation, certificate of incorporation, articles of organization, certificate of limited partnership or other applicable organizational or charter documents relating to the creation of such entity.

               "Outstandings" means, collectively, at any date, the Letter of Credit Outstandings and Revolving Credit
          Outstandings on such date.

               "Participation" means, with respect to any Lender (other than the Issuing Bank) and a Letter of Credit, the extension of credit represented by the participation of such Lender hereunder in the liability of the Issuing Bank in respect of a Letter of Credit issued by the Issuing Bank in accordance with the terms hereof.

               "PBGC"   means   the   Pension  Benefit   Guaranty
          Corporation and any successor thereto.

               "Pension Plan" means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (i) is maintained for employees of the Borrower or any of its ERISA Affiliates or is assumed by the Borrower or any of its ERISA Affiliates in connection with any Acquisition or (ii) has at any time been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

               "Permitted Acquisition" means each Acquisition effected with the consent and approval of the board of directors or other applicable governing body of the Person being acquired, and with the duly obtained approval of such shareholders or other holders of equity or other ownership interest as such Person may be required to obtain, so long as either (A) the prior written consent of the Required Lenders has been obtained or (B) (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, (ii) substantially all of the sales and operating profits generated by such Person (or assets) so acquired or invested are derived from a line or lines of business that are part of, or complimentary, to the executive search, temporary staffing, pay-rolling and strategic advisory services as then conducted by the Borrower and its Subsidiaries, (iii) an audited consolidated balance sheet and audited statements of income, cash flow and stockholders'
          equity of the Person being acquired as of its most recent fiscal year end are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, (iv) pro forma consolidated historical financial statements of the Borrower and its Subsidiaries as of the end of the most recent Fiscal Quarter for the four Fiscal Quarters most recently ended giving effect to such Acquisition are delivered to the Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of an Authorized Representative demonstrating pro forma compliance with
          Section 9.1 hereof after giving effect to such Acquisition, (v) the aggregate Cost of Acquisition (excluding the value of any capital stock given as part of the Cost of Acquisition) with respect to any Acquisition consummated shall not exceed $5,000,000,
          (vi) in the event the Person so acquired is not a Subsidiary, the Borrower's strategic plan includes additional permitted investment in such Person sufficient for it to become a Subsidiary, (vii) any Advance to finance such Acquisition otherwise qualifying as a Permitted Acquisition hereunder shall be in compliance with Section 2.12 hereof and (viii) the pro forma Consolidated Leverage Ratio after giving effect to such Acquisition shall not exceed 2.50 to 1.00.

               "Permitted Liens" means collectively each of the Liens set forth in Sections 9.3(a)-(h).
               "Person" means an individual, partnership, corporation, cooperative, trust, unincorporated organization, association, joint venture or a government or agency or political subdivision thereof.

               "Pledge Agreement" means, collectively (or individually as the context may indicate), (i) that certain Pledge Agreement in the form of Exhibit K dated as of the date hereof, and (ii) all Pledge Agreement Supplements, all between the Borrower and certain Domestic Subsidiaries, as pledgors, and the Agent for the benefit of the Lenders, as pledgee, pledging (A) 100% of the capital stock or equity or other ownership interest of each Domestic Subsidiary specified therein owned by the Borrower and/or another Domestic Subsidiary and (B) 66% of the voting share capital and 100% of the nonvoting share capital or equity or other ownership interest and related interests and rights of each Direct Foreign Subsidiary, and securing the obligations of each pledgor under this Agreement and the Notes or the Guaranty, as applicable, all as hereafter amended, supplemented or replaced from time to time.

               "Pledge  Agreement Supplement" means a  supplement
          to  the  Pledge Agreement in the for of  Exhibit  A  to
          Exhibit  K,  with  appropriate  revisions  as  to   the
          identity of the pledgor.

               "Pledged Stock" has the meaning given to such term in the Pledge Agreement.

               "Preferred Stock" means, collectively, (a) the Company's Series E Convertible Preferred Stock containing such terms as are set forth in the
          Borrower's Certificate of Designation filed with the Secretary of State of Delaware on October 25, 1996, none of which are issued or outstanding on the Closing Date; and (b) the Series F Convertible Preferred Stock which is being issued by the Borrower on the Closing Date for a total consideration of not less than $20,000,000 and with a maturity of not less than eight years from the Closing Date and containing such terms as are set forth in the Borrower's Certificate of
          Designation filed with the Secretary of State of Delaware on or before the Closing Date.

               "Prime Rate" means the rate of interest per annum announced publicly by the Agent as its prime rate from time to time. The Prime Rate is not necessarily the best or the lowest rate of interest offered by the Agent.

               "Principal Office" means the office of  the  Agent
          at NationsBank, National Association, Independence Center, 15th Floor, NC1 001-15-04, Charlotte, North Carolina 28255, Attention: Agency Services, or such other office and address as the Agent may from time to time designate.

               "Regulation D" means Regulation D of the Board as the same may be amended or supplemented from time to time.

               "Regulatory Change" means any change effective after the Closing Date in United States Federal or state laws or regulations (including Regulation D and capital adequacy regulations) or foreign laws or regulations or the adoption or making after such date of any interpretations, directives or requests applying to a class of banks, which includes any of the Lenders, under any United States Federal or state or foreign laws or regulations (whether or not having the force of law) by any court or governmental or monetary authority charged with the interpretation or administration thereof or compliance by any Lender with any request or directive regarding capital adequacy, whether or not having the force of law, and whether or not failure to comply therewith would be unlawful and whether or not published or proposed prior to the date hereof.

               "Reimbursement Obligation" shall mean at any time, the obligation of the Borrower with respect to any Letter of Credit to reimburse the Issuing Bank and the Lenders to the extent of their respective Participations (including by the receipt by the Issuing Bank of proceeds of Base Rate Refunding Loans pursuant to Section 3.2) for amounts theretofore paid by the Issuing Bank pursuant to a drawing under such Letter of Credit.

               "Required Lenders" means, as of any date, Lenders on such date having Credit Exposures (as defined below) aggregating at least (i) if there shall be fewer than three (3) Lenders, 100% of the aggregate Credit Exposures of all Lenders on such date, and (ii) if there shall be three (3) or more Lenders, 66.67% or more of the aggregate Credit Exposures of all the Lenders on such date. For purposes of the preceding sentence, the amount of the "Credit Exposure" of each Lender shall be equal to the aggregate principal amount of the Loans owing to such Lender plus the amount of such Lender's Applicable Commitment Percentage of Letter of Credit Outstandings plus the aggregate unutilized amounts of such Lender's Revolving Credit Commitment (after accounting for such Lender's Applicable Commitment Percentage of any Letter of Credit Outstandings); provided that if any Lender shall have failed to pay to the Issuing Bank its Applicable Commitment Percentage of any drawing under any Letter of Credit resulting in an outstanding Reimbursement Obligation, such Lender's Credit Exposure attributable to Letter of Credit Outstandings shall be deemed to be held by the Issuing Bank for purposes of this definition.

               "Replacement Bank" means (i) any Lender or Lenders selected by the Borrower or (ii) one or a group of banks or other financial institutions selected by the Borrower and acceptable to and approved by the Agent and the Required Lenders in their reasonable discretion, any of which shall replace any then existing Lender or Lenders pursuant to Section 4.7 hereof and have a Revolving Credit Commitment equal in amount to the Revolving Credit Commitment of the replaced Lender or Lenders.

               "Restricted  Payment" means (a)  any  dividend  or
          other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary (other than those payable or distributable solely to the Borrower or any Guarantor) now or hereafter outstanding, including without limitation the Preferred Stock, except a dividend payable solely in shares of a class of stock to the holders of that class; (b) any redemption, conversion, exchange, retirement or similar payment, purchase or other acquisition for value, direct or indirect, of any Indebtedness, including without limitation the Subordinated Debt, or of any shares of any class of stock of the Borrower or any Subsidiary (other than those payable or distributable solely to the Borrower or any Guarantor) now or hereafter outstanding, including without limitation the Preferred Stock other than with respect to, and specifically excluding, its conversion; (c) any payment (other than to the Borrower or any Guarantor) made to redeem, repurchase or retire, or to obtain the surrender of, any outstanding warrants (other than payments not exceeding $3,500,000 in the aggregate made in connection with redeeming, repurchasing or retiring or obtaining the surrender of the Warrants), options or other rights to acquire shares of any class of stock of the Borrower or any Subsidiary now or hereafter outstanding, including without limitation the Preferred Stock; and (d) any issuance and sale of capital stock of any Subsidiary of the Borrower (or any option, warrant or right to acquire such stock) other than to the Borrower or any Guarantor.

               "Revolving Credit Commitment" means, with respect to each Lender, the obligation of such Lender to make Loans to the Borrower up to an aggregate principal amount at any one time outstanding equal to such Lender's Applicable Commitment Percentage of the Total Revolving Credit Commitment.

               "Revolving  Credit  Facility" means  the  facility
          described in Article II hereof providing for Loans to the Borrower by the Lenders at any time outstanding up to the aggregate principal amount of the Total Revolving Credit Commitment less all Revolving Credit Outstandings.

               "Revolving Credit Outstandings" means, as of any date of determination, the aggregate principal amount of all Loans then outstanding.

               "Revolving Credit Termination Date" means the earlier to occur of (i) the Stated Termination Date or
          (ii) such date of termination of Lenders' obligations pursuant to Section 10.1 upon the occurrence of an Event of Default, or (iii) such date as the Borrower may voluntarily and permanently terminate the Revolving Credit Facility by payment in full of all Revolving Credit Outstandings and Letter of Credit Outstandings together with all accrued and unpaid interest thereon, except for such Letter of Credit Outstandings as have been fully cash collateralized in accordance with
          Section 10.1(B), all Revolving Credit Commitments and Letter of Credit Commitments shall have terminated or expired, and the Borrower shall have fully, finally and irrevocably paid and satisfied all Obligations.

               "S&P"  means Standard & Poor's, a division of  The
          McGraw-Hill Companies.

               "Security Agreement" means, collectively (or individually as the context may indicate), (i) that certain Security Agreement dated as of the date hereof between each Credit Party and the Agent in the form of Exhibit J, and (ii) any additional Security Agreement in the form of Exhibit J delivered to the Agent pursuant to Section 8.19 or Article IV all as hereafter amended, supplemented or replaced from time to time.

               "Security Instruments" means, collectively, the Pledge Agreement, the Mortgage of Shares dated as of the Closing Date executed by Whitney Partners, L.L.C., the Security Agreement, the Intellectual Property Security Agreement, the Intellectual Property Assignment, the LC Account Agreement, the Intercompany Note Pledge Agreement, the Subordination Agreement, landlord waivers and all other agreements, instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Credit Party shall grant or convey to the Agent or the Lenders a Lien in property as security for all or any portion of the Obligations, as any of them may be amended, modified or supplemented from time to time.

               "Single Employer Plan" means any employee pension benefit plan covered by Title IV of ERISA in respect of which the Borrower or any Subsidiary is an "employer" as described in Section 4001(b) of ERISA and which is not a Multiemployer Plan.

               "Solvent" means, when used with respect to any Person, that at the time of determination:

                          (i)  the fair value of its assets (both
               at fair valuation and at present fair saleable value on an orderly basis) is in excess of the total amount of its liabilities, including Contingent Obligations; and

                          (ii) it is then able and expects to  be
               able to pay its debts as they mature; and

                          (iii)     it does not have unreasonably
               small   capital  to  carry  on  its  business   as
               conducted and as proposed to be conducted.

               "Stated Termination Date" means March 19, 2003.

               "Subordinated Debt" means the Senior Subordinated Notes issued by the Borrower on the Closing Date in the original principal amount of $10,000,000 with a final maturity of not less than eight years from the Closing Date pursuant to the terms of the Indenture of even date herewith between the Borrower, as Issuer, and State Street Bank and Trust Company, N.A., as Trustee.

               "Subordinated Debt Documents" means, collectively, the Securities Purchase Agreement of even date herewith by and among the Borrower, GarMark Partners, L.P., and Moore Global Investments, Ltd., Remington Investment Strategies, L.P. and NationsBanc Montgomery Securities, LLC, and the Indenture of even date, herewith between the Borrower, as Issuer, and State Street Bank and Trust Company, N.A., as Trustee, pursuant to the terms of which the Subordinated Debt has been issued by the Borrower on the Closing Date, as amended from time to time thereof without violation of Section 9.4 hereof, each Senior Subordinated Note issued by the Borrower thereunder and all other agreements, instruments, certificates and documents issued from time to time in connection therewith.

               "Subordination Agreement" means, collectively (or individually as the context may indicate), (i) the Subordination Agreement dated as of the date hereof between the Credit Parties and the Agent in the form of Exhibit O, and (ii) any additional Subordination Agreement in the form of Exhibit O delivered to the Agent pursuant to Section 8.19 or Article IV all as hereafter modified, amended or supplemented from time to time.

               "Subsidiary" means any corporation or other entity in which more than 50% of its outstanding voting stock or more than 50% of all equity or other ownership interests is owned directly or indirectly by the Borrower and/or by one or more of the Subsidiaries.

               "Swap Agreement" means one or more agreements between the Borrower and any Person with respect to Indebtedness evidenced by any or all of the Notes, on terms mutually acceptable to the Borrower and such Person and approved by each of the Lenders, which agreements create Hedging Obligations; provided, however, that no such approval of the Lenders shall be required to the extent such agreements are entered into between the Borrower and any Lender.

               "Termination  Event"  means:  (i)  a   "Reportable
          Event" described in Section 4043 of ERISA and the regulations issued thereunder (unless the notice requirement has been waived by applicable regulation); or (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Pension Plan during a plan year in which  it  was a "substantial employer" as  defined  in
          Section  4001(a)(2) of ERISA or was deemed  such  under
          Section 4068(f) of ERISA; or (iii) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; or (iv) the institution of proceedings to terminate a Pension Plan by the PBGC; or (v) any other event or condition which would constitute grounds under
          Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan; or (vii) the imposition of a Lien pursuant to
          Section  412  of the Code or Section 302 of  ERISA;  or
          (viii) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Section 4241 or Section 4245 of ERISA, respectively; or (ix) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by the PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

               "Total Letter of Credit Commitment" means an aggregate stated amount not to exceed $5,000,000.

               "Total  Revolving  Credit  Commitment"  means  the
          maximum aggregate principal amount at any time outstanding equal to $75,000,000, as reduced from time to time in accordance with Sections 2.7 and 2.13.

               "Type"  shall mean any type of Loan (i.e., a  Base
          Rate Loan or a Eurodollar Rate Loan).

               "Unused Fee" has the meaning assigned to such term in Section 2.10.

               "Voting Stock" means shares of capital stock issued by a corporation, or equivalent interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

               "Warrants" means the Series E Warrants issued by the Borrower pursuant to that certain Warrant Purchase
          Agreement dated as of May 31, 1996, as thereafter amended.

          I.2. Rules of Interpretation.

               (a) All accounting terms not specifically defined herein shall have the meanings assigned to such terms and shall be interpreted in accordance with GAAP applied on a Consistent Basis.

               (b) Each term defined in Article 1 or 9 of the New York Uniform Commercial Code shall have the meaning given therein unless otherwise defined herein, except to the extent that the Uniform Commercial Code of another jurisdiction is controlling, in which case such terms shall have the meaning given in the Uniform Commercial Code of the applicable jurisdiction.

               (c) The headings, subheadings and table of contents used herein or in any other Loan Document are solely for convenience of reference and shall not constitute a part of any such document or affect the meaning, construction or effect of any provision thereof.

               (d)    Except  as  otherwise  expressly  provided,
          references herein to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules are references to articles, sections, paragraphs, clauses, annexes, appendices, exhibits and schedules in or to this Agreement.

               (e) All definitions set forth herein or in any other Loan Document shall apply to the singular as well as the plural form of such defined term, and all references to the masculine gender shall include reference to the feminine or neuter gender, and vice versa, as the context may require.

               (f)   When  used  herein  or  in  any  other  Loan
          Document, words such as "hereunder", "hereto", "hereof" and "herein" and other words of like import shall, unless the context clearly indicates to the contrary, refer to the whole of the applicable document and not to any particular article, section, subsection, paragraph or clause thereof.

               (g) References to "including" means including without limiting the generality of any description preceding such term.

               (h) All dates and times of day specified herein shall refer to such dates and times at Charlotte, North
          Carolina.


                           ARTICLE II

                 The Revolving Credit Facility

          II.1.     Revolving Loans.

               (a) Commitment. Subject to the terms and conditions of this Agreement, each Lender severally agrees to make Advances to the Borrower under the Revolving Credit Facility from time to time from the Closing Date until the Revolving Credit Termination Date on a pro rata basis as to the total borrowing requested by the Borrower on any day determined by such Lender's Applicable Commitment Percentage up to but not exceeding the Revolving Credit Commitment of such Lender; provided, however, that the Lenders will not be required and shall have no obligation to make any such Advance (i) so long as a Default or an Event of Default has occurred and is continuing or (ii) if the Agent has accelerated the maturity of any of the Notes as a result of an Event of Default; provided further, however, that immediately after giving effect to each such Advance, the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings shall not exceed the Total Revolving Credit Commitment. Within such limits, the Borrower may borrow, repay and reborrow under the Revolving Credit Facility on a Business Day from the Closing Date until, but (as to borrowings and reborrowings) not including, the Revolving Credit Termination Date; provided; however, that (y) no Loan that is a Eurodollar Rate Loan shall be made which has an Interest Period that extends beyond the Stated Termination Date and (z) each
          Revolving Loan that is a Eurodollar Rate Loan may, subject to the provisions of Sections 2.7 and 2.13, be repaid only on the last day of the Interest Period with respect thereto unless such payment is accompanied by the additional payment, if any, required by Section 5.5

               (b) Amounts. Except as otherwise permitted by the Lenders from time to time, the aggregate unpaid principal amount of the Outstandings shall not exceed at any time the Total Revolving Credit Commitment. In the event there shall be outstanding any such excess, the Borrower shall immediately make such payments and prepayments as shall be necessary to comply with this
          Section 2.1(b). Each Loan hereunder, other than Base Rate Refunding Loans, and each conversion under Section 2.8, shall be in an amount of at least (i) $1,500,000 with respect to Eurodollar Rate Loans and $500,000 with respect to Base Rate Loans, and, (ii) if greater than such amounts, an integral multiple of $500,000 with respect to Eurodollar Rate Loans and $100,000 with respect to Base Rate Loans.

               (c) Advances. (i) An Authorized Representative shall give the Agent (1) at least three Business Days' irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan that is a Eurodollar Rate Loan (whether representing an additional borrowing hereunder or the conversion of a borrowing hereunder from Base Rate Loans to Eurodollar Rate Loans) prior to 10:30 A.M. and (2) irrevocable written notice by telefacsimile transmission of a Borrowing Notice or Interest Rate Selection Notice (as applicable) with appropriate insertions, effective upon receipt, of each Loan (other than Base Rate Refunding Loans to the extent the same are effected without notice pursuant to Section 2.1(c)(iv)) that is a Base Rate Loan (whether representing an additional borrowing hereunder or the conversion of borrowing hereunder from Eurodollar Rate Loans to Base Rate Loans) prior to 10:30 A.M. on the day of such proposed Loan. Each such notice shall specify the amount of the borrowing, the type of Loan (Base Rate or Eurodollar Rate), the date of borrowing and, if a Eurodollar Rate Loan, the Interest Period to be used in the computation of interest. Notice of receipt of such Borrowing Notice or Interest Rate Selection Notice, as the case may be, together with the amount of each Lender's portion of an Advance requested thereunder, shall be provided by the Agent to each Lender by telefacsimile transmission with reasonable promptness, but (provided the Agent shall have received such notice by 10:30 A.M.) not later than 1:00 P.M. on the same day as the Agent's receipt of such notice.

               (ii)   Not  later  than  2:00  P.M.  on  the  date
          specified for each borrowing under this Section 2.1, each Lender shall, pursuant to the terms and subject to the conditions of this Agreement, make the amount of the Advance or Advances to be made by it on such day available by wire transfer to the Agent in the amount of its pro rata share, determined according to such Lender's Applicable Commitment Percentage of the Loan or Loans to be made on such day. Such wire transfer shall be directed to the Agent at the Principal Office and shall be in the form of Dollars constituting immediately available funds. The amount so received by the Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by delivery of the proceeds thereof to the Borrower's Account or otherwise as shall be directed in the applicable Borrowing Notice by the Authorized Representative and reasonably acceptable to the Agent.

               (iii) The Borrower shall have the option to elect the duration of the initial and any subsequent Interest Periods and to convert the Loans in accordance with Section 2.8. Eurodollar Rate Loans and Base Rate Loans may be outstanding at the same time, provided, however, there shall not be outstanding at any one time Eurodollar Rate Loans having more than ten (10) different Interest Periods. If the Agent does not receive a Borrowing Notice or an Interest Rate Selection Notice giving notice of election of the duration of an Interest Period or of conversion of any Loan to or continuation of a Loan as a Eurodollar Rate Loan by the time prescribed by Sections 2.1(c) or 2.8, the Borrower shall be deemed to have elected to convert such Loan to (or continue such Loan as) a Base Rate Loan until the Borrower notifies the Agent in accordance with Section 2.8.

               (iv)       Notwithstanding  the  foregoing,  if  a
          drawing  is  made  under  any Letter  of  Credit,  such
          drawing is honored by the Issuing Bank prior to the Stated Termination Date, and the Borrower shall not as of the immediately following Business Day fully reimburse the Issuing Bank in respect of such drawing, provided that the conditions to making a Loan as herein provided shall then be satisfied, the Reimbursement Obligation arising from such drawing shall be paid to the Issuing Bank by the Agent without the requirement of notice to or from the Borrower from immediately available funds which shall be advanced on the Business Day immediately following the date of payment of such draw by the Issuing Bank as a Base Rate Refunding Loan by each Lender under the Revolving Credit Facility in an amount equal to such Lender's Applicable Commitment Percentage of such Reimbursement Obligation. Notices to and payments by the Lenders with respect to any Base Rate Refunding Loan shall be made in accordance with
          Section 3.2(c). Any such Base Rate Refunding Loan shall be advanced as, and shall continue as, a Base Rate Loan unless and until the Borrower converts such Base Rate Loan in accordance with the terms of Section 2.8.

          II.2.     Payment of Interest.

               (a) The Borrower shall pay interest to the Agent for the account of each Lender on the outstanding and unpaid principal amount of each Loan made by such Lender for the period commencing on the date of such Loan until such Loan shall be paid, continued or converted, as the case may be, at the then applicable Base Rate for Base Rate Loans or applicable Eurodollar Rate for Eurodollar Rate Loans, as designated by the Authorized Representative pursuant to Section 2.1; provided, however, that if any amount shall not be paid when due (at maturity, by acceleration or otherwise), all amounts outstanding hereunder shall bear interest thereafter at the Default Rate.

               (b) Interest on each Loan shall be computed on the basis of a year of 360 days and calculated in each case for the actual number of days elapsed. Interest on each Loan shall be paid (i) quarterly in arrears on the last Business Day of each March, June, September and December commencing June, 1998 for each Base Rate Loan, (ii) on the last day of the applicable Interest Period for each Eurodollar Rate Loan and, if such Interest Period extends for more than three months, at intervals of three months after the first day of such Interest Period, and (iii) upon payment in full of the principal amount of such Loan and termination of this Agreement.

          II.3. Payment of Principal. The principal amount of each Loan shall be due and payable to the Agent for the benefit of each Lender in full on the Revolving Credit Termination Date, or earlier as specifically provided herein. The principal amount of any Base Rate Loan may be prepaid in whole or in part at any time. The principal amount of any Eurodollar Rate Loan may be prepaid only at the end of the applicable Interest Period unless the Borrower shall pay to the Agent for the account of the Lenders the additional amount, if any, required under
     Section 5.4. All prepayments of Loans made by the Borrower shall be in the amount of (i) $1,500,000 with respect to Eurodollar Rate Loans and $500,000 with respect to Base Rate Loans or (ii) such greater amount which is an integral multiple of $500,000 with respect to Eurodollar Rate Loans and $100,000 with respect to Base Rate Loans or (iii) the amount equal to all Revolving Credit Outstandings, or (iv) such other amount as necessary to comply with Section 2.1(b) or Section 2.7.

          II.4.     Manner of Payment.

               (a) Each payment of principal (including any prepayment) and payment of interest and fees, and any other amount required to be paid to the Lenders with respect to the Loans, shall be made to the Agent at the Principal Office, for the account of each Lender, in Dollars and in immediately available funds before 12:30 P.M. on the date such payment is due.

               (b) The Agent shall deem any payment made by or on behalf of the Borrower hereunder that is not made both in Dollars and in immediately available funds and prior to 12:30 P.M. to be a non-conforming payment. Any such payment shall not be deemed to be received by the Agent until the later of (i) the time such funds become available funds and (ii) the next Business Day. Any non-conforming payment may constitute or become a Default or Event of Default in accordance with the terms of Sections 10.1(a) and (b). Interest shall continue to accrue on any principal as to which a non-conforming payment is made until the later of (x) the date such funds become available funds or (y) the next Business Day at the Default Rate from the date such amount was due and payable.

               (c) In the event that any payment hereunder or under the Notes becomes due and payable on a day other than a Business Day, then such due date shall be extended to the next succeeding Business Day unless provided otherwise under clause (ii) of the definition of "Interest Period"; provided that interest shall continue to accrue during the period of any such extension and provided further, that in no event shall any such due date be extended beyond the Revolving Credit Termination Date.

          II.5. Notes. Loans made by each Lender shall be evidenced by the Note payable to the order of such Lender in the respective amount of its Applicable Commitment Percentage of the Revolving Credit Commitment, which Note shall be dated the Closing Date or a later date pursuant to an Assignment and Acceptance and shall be duly completed, executed and delivered by the Borrower.

          II.6. Pro Rata Payments. Except as otherwise provided herein, (a) each payment on account of the principal of and interest on the Loans and the fees described in Section 2.10 shall be made to the Agent for the account of the Lenders pro rata based on their Applicable Commitment Percentages, (b) all payments to be made by the Borrower for the account of each of the Lenders on account of principal, interest and fees, shall be made without diminution, setoff, recoupment or counterclaim, and (c) the Agent will promptly (but in any event, prior to 2:30 P.M. on the date such payment is received or deemed to be received) distribute to the Lenders in immediately available funds payments received in fully collected, immediately available funds from the Borrower.

          II.7. Voluntary Commitment Reductions. The Borrower shall, by notice from an Authorized Representative, have the right from time to time, upon not less than three
     (3) Business Days' written notice to the Agent, effective upon receipt, to reduce the Total Revolving Credit Commitment. The Agent shall give each Lender, within one (1) Business Day of receipt of such notice, telefacsimile notice, or telephonic notice (confirmed in writing), of such reduction. Each such reduction shall be in the aggregate amount of $5,000,000 or such greater amount which is in an integral multiple of $1,000,000, or the entire remaining Total Revolving Credit Commitment, and shall permanently reduce the Total Revolving Credit Commitment. Each reduction of the Total Revolving Credit Commitment shall be accompanied by payment of the Loans to the extent that the principal amount of Revolving Credit Outstandings plus Letter of Credit Outstandings exceeds the Total Revolving Credit Commitment after giving effect to such reduction, together with accrued and unpaid interest on the amounts prepaid. No such reduction shall result in the payment of any Eurodollar Rate Loan other than on the last day of the Interest Period of such Eurodollar Rate Loan unless such prepayment is accompanied by amounts due, if any, under
     Section 5.4.

          II.8.       Conversions  and  Elections  of  Subsequent
     Interest  Periods.   Subject to the  limitations  set  forth
     below and in Article V, the Borrower may:

               (a) upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. on any Business Day, convert all or a part of Eurodollar Rate Loans to Base Rate Loans on the last day of the Interest Period for such Eurodollar Rate Loans; and

               (b) provided that no Default or Event of Default shall have occurred and be continuing, upon delivery, effective upon receipt, of a properly completed Interest Rate Selection Notice to the Agent on or before 10:30 A.M. three Business Days' prior to the date of such election or conversion:

                    (i)   elect a subsequent Interest Period  for
               all or a portion of Eurodollar Rate Loans to begin on the last day of the then current Interest
               Period for such Eurodollar Rate Loans; and

                    (ii)  convert  Base Rate Loans to  Eurodollar
               Rate Loans on any Business Day.

               Each  election  and conversion  pursuant  to  this
          Section 2.8 shall be subject to the limitations on Eurodollar Rate Loans set forth in the definition of "Interest Period" herein and in Sections 2.1 and 2.3 and Article V. The Agent shall give written notice to each Lender of such notice of election or conversion prior to 1:00 P.M. on the day such notice of election or conversion is received. All such continuations or conversions of Loans shall be effected pro rata based on the Applicable Commitment Percentages of the Lenders.

          II.9. Increase and Decrease in Available Amounts. The amount of the Total Revolving Credit Commitment which shall be available to the Borrower as Advances shall be reduced by the aggregate amount of Revolving Credit Outstandings and Letter of Credit Outstandings.

          II.10. Unused Fee. For the period beginning on the Closing Date and ending on the Revolving Credit Termination Date, the Borrower agrees to pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a quarterly unused fee (the "Unused Fee") equal in amount to the product of the Applicable Margin for calculating the Unused Fee multiplied by the average daily amount by which Total Revolving Credit Commitment exceeds Outstandings. The Unused Fees shall be due in arrears on the last Business Day of each March, June, September and December commencing June, 1998 to and on the Revolving Credit Termination Date. Notwithstanding the foregoing, so long as any Lender fails to make available any portion of its Revolving Credit Commitment when requested, such Lender shall not be entitled to receive payment of its pro rata share of the Unused Fee until such Lender shall make available such portion. The Unused Fee shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          II.11. Deficiency Advances. No Lender shall be responsible for any default of any other Lender in respect to such other Lender's obligation to make any Loan or fund its purchase of any Participation hereunder nor shall the Revolving Credit Commitment of any Lender hereunder be increased as a result of such default of any other Lender. Without limiting the generality of the foregoing, in the event any Lender shall fail to advance funds to the Borrower under the Revolving Credit Facility as herein provided, the Agent may in its discretion, but shall not be obligated to, advance under the Note in its favor as a Lender all or any portion of such amount or amounts (each, a "deficiency advance") and shall thereafter be entitled to payments of principal of and interest on such deficiency advance in the same manner and at the same interest rate or rates to which such other Lender would have been entitled had it made such advance under its Note; provided that, upon payment to the Agent from such other Lender of the entire outstanding amount of each such deficiency advance, together with accrued and unpaid interest thereon, from the most recent date or dates interest was paid to the Agent by the Borrower on each Loan comprising the deficiency advance at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank, then such payment shall be credited against the applicable Note of the Agent in full payment of such deficiency advance and the Borrower shall be deemed to have borrowed the amount of such deficiency advance from such other Lender as of the most recent date or dates, as the case may be, upon which any payments of interest were made by the Borrower thereon.

          II.12. Use of Proceeds. The proceeds of the Loans made pursuant to the Revolving Credit Facility hereunder shall be used by the Borrower to repay in full all Existing Debt, to redeem, repurchase or otherwise obtain surrender of all or portion of the Warrants, as permitted hereunder, for general working capital needs, including the making of Acquisitions and Capital Expenditures permitted hereunder, and other general corporate purposes. In no event may Borrower incur an Obligation with the intention and for the specific purpose of using the proceeds of such Loan for payment of any obligations of any Credit Party then or thereafter outstanding with respect to the Subordinated Debt or the Preferred Stock.

          II.13. Mandatory Reductions in Commitment. In addition to the required payments of principal of the Loans set forth in Section 2.3 hereof and any optional payments of principal of the Loans effected under Sections 2.3 and 2.7 hereof, the Total Revolving Credit Commitment shall be reduced by $5,000,000 on the third anniversary of the Closing Date to the maximum aggregate principal amount at any time of $70,000,000 and by an additional $10,000,000 on the fourth anniversary of the Closing Date to the maximum aggregate principal amount at any time of $60,000,000. In the event that after such reduction the amount of Outstandings exceeds the Total Revolving Credit Commitment, the Borrower shall make at the same time a prepayment of the Outstandings in the amount of such excess in compliance with
     Section 2.1(b).


                          ARTICLE III

                       Letters of Credit

          III.1. Letters of Credit. The Issuing Bank agrees, subject to the terms and conditions of this Agreement, upon request of the Borrower to issue from time to time for the account of the Borrower Letters of Credit upon delivery to the Issuing Bank of an Application for Letter of Credit relating thereto in form and content acceptable to the Issuing Bank; provided, that (i) the Letter of Credit
     Outstandings shall not exceed the Total Letter of Credit Commitment and (ii) no Letter of Credit shall be issued if, after giving effect thereto, Letter of Credit Outstandings plus Revolving Credit Outstandings shall exceed the Total Revolving Credit Commitment. No Letter of Credit shall have an expiry date (including all rights of the Borrower or any beneficiary named in such Letter of Credit to require renewal) or payment date occurring later than the earlier to occur of twelve months after the date of its issuance or five Business Days prior to the Stated Termination Date.

          III.2.    Reimbursement.

               (a)  The Borrower hereby unconditionally agrees to
          pay to the Issuing Bank immediately on demand at such office as the Issuing Bank shall designate all amounts required to pay all drafts drawn under the Letters of Credit and all reasonable expenses incurred by the Issuing Bank in connection with the Letters of Credit, and in any event and without demand to place in possession of the Issuing Bank (which shall include Advances under the Revolving Credit Facility if permitted by Section 2.1) sufficient funds to pay all debts and liabilities arising under any Letter of Credit. The Issuing Bank agrees to give the Borrower prompt notice of any request for a draw under a Letter of Credit. The Issuing Bank may charge any account the Borrower may have with it for any and all amounts the Issuing Bank pays under a Letter of Credit, plus charges and reasonable expenses as from time to time agreed to by the Issuing Bank and the Borrower; provided that to the extent permitted by Section 2.1(c)(iv), such amounts shall be paid pursuant to Advances under the Revolving Credit Facility. The Borrower agrees to pay the Issuing Bank interest on any Reimbursement Obligations not paid on the day on which drawing is paid on the corresponding Letter of Credit at the Base Rate plus the Applicable Margin for such day, and thereafter at the Base Rate plus two percent (2.0%), or the maximum rate permitted by applicable law, if lower, such rates to be calculated on the basis of a year of 360 days for actual days elapsed commencing on the date of such drawing until such
          Reimbursement Obligation is so paid by direct reimbursement by the Borrower or by a Base Rate Refunding Loan.

               (b)   In accordance with the provisions of Section
          2.1(c), the Issuing Bank shall notify the Agent of any drawing under any Letter of Credit promptly following the receipt by the Issuing Bank of such drawing.

               (c) Each Lender (other than the Issuing Bank) shall automatically acquire on the date of issuance thereof, a Participation in the liability of the Issuing Bank in respect of each Letter of Credit in an amount equal to such Lender's Applicable Commitment Percentage of such liability, and each Lender (other than the Issuing Bank) thereby shall absolutely, unconditionally and irrevocably assume, and shall be unconditionally obligated to pay to the Issuing Bank as hereinafter described, its Applicable Commitment Percentage of the liability of the Issuing Bank under such Letter of Credit.

               (d) If a drawing is presented under any Letter of Credit in accordance with the terms thereof and paid by the Issuing Bank and the Borrower shall not fully reimburse the Issuing Bank in respect thereof as of the immediately following Business Day, then notice of such drawing and payment shall be provided promptly by the Issuing Bank to the Agent and the Agent shall provide notice to each Lender by telephone or telefacsimile transmission.

                          (i)  If the conditions to making a Base
               Rate Refunding Loan to repay such Reimbursement Obligations as herein provided are then satisfied, each of the Lenders (including the Issuing Bank in its capacity as Lender) shall advance its pro rata share of such Base Rate Refunding Loan pursuant to
               Section 2.1, except as otherwise set forth below. If the conditions to making a Base Rate Refunding Loan as herein provided shall not then be satisfied, each of the Lenders (including the Issuing Bank in its capacity as Lender) shall fund by payment to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds the purchase from the Issuing Bank of its respective Participation in the related Reimbursement Obligation in an amount equal to its respective Applicable Commitment Percentage of such drawing under such Letter of Credit.

                          (ii)  If  notice to the  Lenders  of  a
               drawing under any Letter of Credit is given by the Agent at or before 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 2:30 P.M. on the same Business Day. If notice to the Lenders of a drawing under a Letter of Credit is given by the Agent after 12:00 noon on any Business Day, each Lender shall, pursuant to the conditions specified in Section 2.1(c)(iv), either make a Base Rate Refunding Loan or fund the purchase of its
               Participation in the amount of such Lender's Applicable Commitment Percentage of such drawing or payment and shall pay such amount to the Agent for the account of the Issuing Bank at the Principal Office in Dollars and in immediately available funds before 12:00 noon on the next following Business Day.

                         (iii)     Simultaneously with the making
               of each payment by a Lender (other than an advance of a Base Rate Refunding Loan) to the Issuing Bank pursuant to clause (i), such Lender shall, automatically and without any further action on the part of the Issuing Bank or such Lender, acquire a Participation in an amount equal to such payment (excluding the portion thereof constituting interest accrued prior to the date the Lender made its payment) in the related Reimbursement Obligation of the Borrower.

                          (iv)  Each Lender's obligation to  make
               payment to the Agent for the account of the Issuing Bank pursuant to this Section 3.2(d), and the right of the Issuing Bank to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and shall be made without any offset, abatement, withholding or reduction whatsoever. If any Lender is obligated to pay but does not pay amounts to the Agent for the account of the Issuing Bank in full upon such request as required by this Section 3.2(d), such Lender shall, on demand, pay to the Agent for the account of the Issuing Bank interest on the unpaid amount for each day during the period commencing on the date of notice given to such Lender pursuant to this Section 3.2(d) until such Lender pays such amount to the Agent for the account of the Issuing Bank in full at the interest rate per annum for overnight borrowing by the Agent from the Federal Reserve Bank.

                          (v)   In  the  event the  Lenders  have
               purchased Participations in any Reimbursement Obligation as set forth in clauses (i) and (iii) above, then at any time payment (in fully collected, immediately available funds) of such Reimbursement Obligation, in whole or in part, is received by Issuing Bank from the Borrower, Issuing Bank shall promptly pay to the Agent which shall forward to each Lender an amount equal to its Applicable Commitment Percentage of such payment from the Borrower.

               (e) Not later than ten days following the end of each calendar quarter, the Issuing Bank shall deliver to each Lender a notice describing the aggregate undrawn amount of all Letters of Credit at the end of such quarter. Upon the request of any Lender from time to time, the Issuing Bank shall deliver to the Agent, and the Agent shall deliver to such Lender, any other information reasonably requested by such Lender with respect to each Letter of Credit outstanding.

               (f) The issuance by the Issuing Bank of each Letter of Credit shall, in addition to the conditions precedent set forth in Article VI, be subject to the conditions that such Letter of Credit be in such form and contain such terms as shall be reasonably satisfactory to the Issuing Bank consistent with the then current practices and procedures of the Issuing Bank with respect to similar letters of credit, and the Borrower shall have executed and delivered such other instruments and agreements relating to such Letters of Credit as the Issuing Bank shall have reasonably requested consistent with such practices and procedures; provided, however, that in the event any provisions of such Letters of Credit are in conflict with any of the express terms herein contained, the provisions of this Agreement shall prevail. All Letters of Credit shall be issued pursuant to and subject to the Uniform Customs and Practice for Documentary Credits, 1993 revision, International Chamber of Commerce Publication No. 500 and all subsequent amendments and revisions thereto.

               (g) The Borrower agrees that Issuing Bank may, in its sole discretion, accept or pay, as complying with the terms of any Letter of Credit, any drafts or other documents otherwise in order which may be signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession, assignee for the benefit of creditors, liquidator, receiver, attorney in fact or other legal representative of a party who is authorized under such Letter of Credit to draw or issue any drafts or other documents.

               (h) Without limiting the generality of the provisions of Section 12.9, the Borrower hereby agrees to indemnify and hold harmless the Issuing Bank, each other Lender and the Agent from and against any and all claims and damages, losses, liabilities, reasonable costs and expenses which the Issuing Bank, such other Lender or the Agent may incur (or which may be claimed against the Issuing Bank, such other Lender or the Agent) by any Person by reason of or in connection with the issuance or transfer of or payment or failure to pay under any Letter of Credit; provided that the Borrower shall not be required to indemnify the Issuing Bank, any other Lender or the Agent for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, (i) caused by the willful misconduct or gross negligence of the party to be indemnified or (ii) caused by the failure of the Issuing Bank to pay under any Letter of Credit after the presentation to it of a request for payment strictly complying with the terms and conditions of such Letter of Credit, unless such payment is prohibited by any law, regulation, court order or decree.

               (i) Without limiting the Borrower's rights as set forth in Section 3.2(h), the obligation of the Borrower immediately to reimburse the Issuing Bank for drawings made under Letters of Credit and the Issuing Bank's right to receive such payment shall be absolute, unconditional and irrevocable, and such obligations of the Borrower shall be performed strictly in accordance with the terms of this Agreement and such Letters of Credit and the related Applications for any Letter of Credit, under all circumstances whatsoever, including the following circumstances:

                           (i)    any   lack   of   validity   or
               enforceability of the Letter of Credit, the obligation supported by the Letter of Credit or any other agreement or instrument relating thereto (collectively, the "Related LC Documents");

                          (ii) any amendment or waiver of or  any
               consent to or departure from all or any of the Related LC Documents;

                          (iii)      the existence of any  claim,
               setoff, defense (other than the defense of payment in accordance with the terms of this Agreement) or other rights which the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom any such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person, whether in connection with the Loan Documents, the Related LC Documents or any unrelated transaction;

                          (iv)  any breach of contract  or  other
               dispute between the Borrower and any beneficiary or any transferee of a Letter of Credit (or any persons or entities for whom such beneficiary or any such transferee may be acting), the Agent, the Lenders or any other Person;

                          (v)   any draft, statement or any other
               document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                          (vi)  any  delay,  extension  of  time,
               renewal, compromise or other indulgence or modification granted or agreed to by the Agent, with or without notice to or approval by the Borrower in respect of any of the Borrower's Obligations under this Agreement; or

                          (vii)      any  other  circumstance  or
               happening whatsoever, whether or not similar to any of the foregoing.

          III.3. Letter of Credit Facility Fees. The Borrower shall pay to the Agent, for the pro rata benefit of the Lenders based on their Applicable Commitment Percentages, a fee on the aggregate amount available to be drawn on each outstanding Letter of Credit at a rate equal to the Applicable Margin for Letter of Credit fees. Such fees shall be due with respect to each Letter of Credit quarterly in arrears on the last day of each March, June, September and December, the first such payment to be made on the first such date occurring after the date of issuance of a Letter of Credit. The fees described in this Section 3.3 shall be calculated on the basis of a year of 360 days for the actual number of days elapsed.

          III.4. Administrative Fees. The Borrower shall pay to the Issuing Bank a fronting fee and other administrative fees in connection with the Letters of Credit in such amounts and at such times as the Issuing Bank and the Borrower shall agree from time to time.


                           ARTICLE IV

                            Security

          IV.1. Security. As security for the full and timely payment and performance of all Obligations, the Credit Parties shall on or before the Closing Date do or cause to be done all things necessary in the opinion of the Agent and its counsel to grant to the Agent for the benefit of the Agent and the Lenders a duly perfected first priority Lien in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer other than restrictions on transfer imposed by applicable securities laws and other than any Permitted Liens then or at any time thereafter existing on any such Collateral.

          IV.2.     Guaranty.

               (a) To guarantee the full and timely payment and performance of all Obligations now existing or hereafter arising, each Domestic Subsidiary shall cause to be delivered to the Agent, in form and substance reasonably acceptable to the Agent, on or before the Closing Date, the Guaranty.

               (b) As security for the full and timely payment and performance of the Guaranty, the Guarantors shall cause to be delivered to the Agent, in form and substance reasonably acceptable to the Agent, on or before the Closing Date the Security Instruments to which they are party, and such duly executed and filed Uniform Commercial Code financing statements sufficient to grant to the Agent a valid, duly perfected security interest in the Collateral described therein, subject to no prior Liens other than Permitted Liens.

          IV.3. Information Regarding Collateral. The Borrower represents, warrants and covenants that (i) the chief executive office of the Borrower and each other Person providing Collateral pursuant to a Security Instrument (each, a "Grantor") at the Closing Date is located at the address or addresses specified on Schedule 4.3, and (ii)
     Schedule 4.3 contains a true and complete list of (a) the name and address of each Grantor and of each other Person that has effected any merger or consolidation with a Grantor or contributed or transferred to a Grantor any property constituting Collateral at any time since January 1, 1998 (excluding Persons making sales in the ordinary course of their businesses to a Grantor of property constituting inventory in the hands of such seller), (b) each location in which goods constituting Collateral are located (together with the name of each owner of the property located at such address if not the applicable Grantor, and a summary description of the relationship between the applicable Grantor and such Person), and (c) each trade style used by any Grantor and the purposes for which it is used. The Borrower shall not change, or shall permit any other Grantor to change, the location of its chief executive office or any location specified in clause (ii)(b) of the immediately preceding sentence, or use or permit any other Grantor to use, any additional trade style, except upon giving not less than thirty (30) days' prior written notice to the Agent and taking or causing to be taken all such action at Borrower's or such other Grantor's expense as required under the terms of the applicable Security Instruments and as may be reasonably requested by the Agent to perfect or maintain the perfection of the Lien of the Agent for the benefit of itself and the Lenders in Collateral including but not limited to delivering revised schedules to the Security Agreement to the Agent.

          IV.4. Intellectual Property. As security for the full and timely payment and performance of (i) all
     Obligations now existing or hereafter arising and (ii) certain Guarantors' obligations under the Guaranty, the Borrower shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Intellectual Property Security Agreement and the Intellectual Property Assignment. The Borrower hereby agrees to pledge, or cause to be pledged, all intellectual property interests and licenses hereafter acquired or created and owned by the Borrower and any Domestic Subsidiary within fifteen (15) days of the acquisition or creation of such intellectual property or license by execution of an IPSA Supplement.

          IV.5. Pledged Stock. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and (ii) certain Guarantors' obligations under the Guaranty, the Borrower shall, and shall cause each Domestic Subsidiary to, on or before the Closing Date deliver to the Agent, in form and substance reasonably acceptable to the Agent, the Pledge Agreement. The Borrower hereby agrees to pledge, or cause to be pledged, (a) 100% of the capital stock or equity or other ownership interest of each Domestic Subsidiary and (b) 66% of the voting share capital and 100% of the nonvoting share capital and related interests and rights of each Direct Foreign Subsidiary as may be hereafter issued or acquired by the Borrower or any Domestic Subsidiary within fifteen
     (15) days of the acquisition or issuance of such capital stock, equity or other ownership interest by execution of a Pledge Agreement Supplement.

          4.6 Pledge and Subordination of Intercompany Notes. As security for the full and timely payment and performance of (i) all Obligations now existing or hereafter arising and
     (ii) each Guarantor's Obligations (as defined in the Guaranty), the Borrower shall cause the Intercompany Note Holders to deliver the Intercompany Note Pledge Agreement to the Agent for the benefit of the Lenders. The Borrower hereby agrees to cause the Intercompany Note Holders now existing or hereafter acquired or created to pledge, grant a Lien and collaterally assign to the Agent for the benefit of the Lenders all Intercompany Notes now existing or hereafter arising.

          4.7 Further Assurances. At the request of the Agent, the Borrower will or will cause its Subsidiaries, as the case may be, to execute by its duly authorized officers, alone or with the Agent, any certificate, instrument, statement or document, or to procure any such certificate, instrument, statement or document, or to take such other action (and pay all connected costs) which the Agent reasonably deems necessary from time to time to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by any Credit Party after the Closing Date.


                           ARTICLE V

                    Change in Circumstances

          5.1 Increased Cost and Reduced Return.

          (a) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation, or any change in any applicable law, rule, or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency:

                  (i) shall subject such Lender (or its Applicable Lending Office) to any tax, duty, or other charge with respect to any Eurodollar Rate Loans, its Note, or its obligation to make Eurodollar Rate Loans, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under this Agreement or its Note in respect of any Eurodollar Rate Loans (other than taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                (ii) shall impose, modify, or deem applicable any reserve, special deposit, assessment, or similar requirement (other than the Eurodollar Reserve Percentage utilized in the determination of the Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the Revolving Credit Commitment of such Lender hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) or on the London interbank market any other condition affecting this Agreement or its Note or any of such extensions of credit or liabilities or commitments;

     and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, Converting into, Continuing, or maintaining any Loans or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under this Agreement or its Note with respect to any Eurodollar Rate Loans, then the Borrower shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by the Borrower under this Section 5.1(a), the Borrower may, by notice to such Lender (with a copy to the Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 5.4 shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

          (b) If, after the date hereof, any Lender shall have determined that the adoption of any applicable law, rule, or regulation regarding capital adequacy or any change therein or in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration the policies of such Lender or such corporation with respect to capital adequacy), then from time to time upon demand the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

          (c) Each Lender shall promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section 5.1 and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section 5.1 shall furnish to the Borrower and the Agent, within 120 days of notifying the Borrower of any event described in the proceeding sentence, a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods.

          5.2 Limitation on Types of Loans. If on or prior to the first day of any Interest Period for any Eurodollar Rate
     Loan:

               (a) the Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (b) the Required Lenders determine (which determination shall be conclusive) and notify the Agent that the Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Loans for such Interest Period;

     then the Agent shall give the Borrower prompt notice thereof specifying the relevant Type of Loans and the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Loans of such Type, Continue Loans of such Type, or to Convert Loans of any other Type into Loans of such Type and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Loans of the affected Type, either prepay such Loans or Convert such Loans into another Type of Loan in accordance with the terms of this Agreement.

          5.3 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender's obligation to make or Continue Eurodollar Rate Loans and to Convert other Types of Loans into Eurodollar Rate Loans shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Loans (in which case the provisions of Section 5.4 shall be applicable).

          5.4 Treatment of Affected Loans. If the obligation of any Lender to make a Eurodollar Rate Loan or to Continue, or to Convert Loans of any other Type into, Loans of a particular Type shall be suspended pursuant to Section 5.1 or 5.3 hereof (Loans of such Type being herein called "Affected Loans" and such Type being herein called the "Affected Type"), such Lender's Affected Loans shall be automatically Converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a Conversion required by Section
     5.3 hereof, on such earlier date as such Lender may specify to the Borrower with a copy to the Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to such Conversion no longer exist:

               (a) to the extent that such Lender's Affected Loans have been so Converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

               (b) all Loans that would otherwise be made or Continued by such Lender as Loans of the Affected Type shall be made or Continued instead as Base Rate Loans, and all Loans of such Lender that would otherwise be Converted into Loans of the Affected Type shall be Converted instead into (or shall remain as) Base Rate Loans.

     If such Lender gives notice to the Borrower (with a copy to the Agent) that the circumstances specified in Section 5.1 or 5.3 hereof that gave rise to the Conversion of such Lender's Affected Loans pursuant to this Section 5.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically Converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of the Affected Type and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Revolving Credit Commitments.

          5.5 Compensation. Upon the request of any Lender, the Borrower shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (including loss of anticipated profits) incurred by it as a result of:

               (a) any payment, prepayment, or Conversion of a Eurodollar Rate Loan for any reason (including, without limitation, the acceleration of the Loans pursuant to
          Section 10.1) on a date other than the last day of the Interest Period for such Loan; or

               (b) any failure by the Borrower for any reason (including, without limitation, the failure of any condition precedent specified in Article VI to be satisfied) to borrow, Convert, Continue, or prepay a Eurodollar Rate Loan on the date for such borrowing, Conversion, Continuation, or prepayment specified in the relevant notice of borrowing, prepayment, Continuation, or Conversion under this Agreement.

          5.6 Taxes. (a) Any and all payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Agent, taxes imposed on its income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender (or its Applicable Lending Office) or the Agent (as the case may be) is organized or any political subdivision thereof (all such non-excluded taxes, duties, levies, imposts, deductions, charges, withholdings, and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under this Agreement or any other Loan Document to any Lender or the Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.6) such Lender or the Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 12.2, the original or a certified copy of a receipt evidencing payment thereof.

          (b) In addition, the Borrower agrees to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under this Agreement or any other Loan Document or from the execution or delivery of, or otherwise with respect to, this Agreement or any other Loan Document (hereinafter referred to as "Other Taxes").

          (c) The Borrower agrees to indemnify each Lender and the Agent for the full amount of Taxes and Other Taxes
     (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 5.6) paid by such Lender or the Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

          (d) Each Lender organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by the Borrower or the Agent (but only so long as such Lender remains lawfully able to do so), shall provide the Borrower and the Agent with (i) Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States,
     (ii) Internal Revenue Service Form W-8 or W-9, as appropriate, or any successor form prescribed by the Internal Revenue Service, and (iii) any other form or certificate required by any taxing authority (including any certificate required by Sections 871(h) and 881(c) of the Internal Revenue Code), certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payments pursuant to this Agreement or any of the other Loan Documents.

          (e) For any period with respect to which a Lender has failed to provide the Borrower and the Agent with the appropriate form pursuant to Section 5.6(d) (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section
     5.6(a) or 5.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

          (f) If the Borrower is required to pay additional amounts to or for the account of any Lender pursuant to this Section 5.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

          (g) Within thirty (30) days after the date of any payment of Taxes, the Borrower shall furnish to the Agent the original or a certified copy of a receipt evidencing such payment.

          (h) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower contained in this Section 5.6 shall survive the termination of the Revolving Credit Commitments and the payment in full of the Notes.

          5.7 Replacement Banks. In the event that any Lender (a) shall have its obligation to make or continue, or convert other Loans into, Eurodollar Rate Loans suspended pursuant to this Article V for a period in excess of sixty (60) days, or (b) shall request compensation for Additional Costs pursuant to Section 5.1 hereof, then the Borrower may terminate such Lender's Revolving Credit Commitment by repaying in full the amount of all principal and interest due under such Lender's Notes and all other amounts due hereunder and providing for a Replacement Bank.

                               ARTICLE VI

        Conditions to Making Loans and Issuing Letters of Credit

          VI.1. Conditions of Initial Advance. The obligation of the Lenders to make the initial Advance under the Revolving Credit Facility, and of the Issuing Bank to issue any Letter of Credit, is subject to the conditions precedent that:

               (a) the Agent shall have received on the Closing Date, in form and substance satisfactory to the Agent and Lenders, the following:

                         (i)  fully executed originals of each
               of this Agreement, the Notes, the Guaranty, the Security Instruments and the other Loan Documents, together with all schedules and exhibits thereto;

                          (ii) evidence that the Borrower has,
               concurrently with the Advance to be made on the Closing Date, issued the Subordinated Debt and the Preferred Stock, the terms and conditions of all of which, including the Subordinated Debt Documents, must be satisfactory in form and substance to the Agent and the Lenders;

                           (iii)       the  favorable  written
               opinion or opinions with respect to the Loan Documents and the transactions contemplated thereby of counsel to the Credit Parties dated the Closing Date, including counsel in each jurisdiction in which any Collateral may be located, special U.S. intellectual property counsel as to issues related to Collateral, all addressed to the Agent and the Lenders and satisfactory to Smith Helms Mulliss & Moore, L.L.P., special counsel to the Agent, substantially in the form of Exhibit G;

                          (iv)  resolutions of the  boards  of
               directors or other appropriate governing body (or of the appropriate committee thereof) of each Credit Party certified by its secretary or assistant secretary as of the Closing Date, approving and adopting the Loan Documents to be executed by such Person, and authorizing the execution and delivery thereof;

                          (v)  specimen signatures of officers
               of each Credit Party executing the Loan Documents on behalf of such Credit Party, certified by the secretary or assistant secretary of such Credit Party;

                          (vi) the Organizational Documents of
               each Credit Party certified as of a recent date, as acceptable to the Agent, by the Secretary of State of their respective states of organization;

                          (vii)     the Operating Documents of
               each  Credit Party certified as of the  Closing
               Date as true and correct by its secretary or assistant secretary;

               (viii) certificates issued as of a recent date, as acceptable to the Agent, by the Secretary of State of its respective state of organization of each Credit Party as to the due existence and good standing of such Credit Party;

               (ix) appropriate certificates of good standing, issued in respect of each Credit Party as of a recent date by the Secretary of State or comparable official of each jurisdiction in which the failure to be qualified to do business or authorized so to conduct business could have a Material Adverse Effect;

               (x)    notice   of  appointment  of  the   initial
          Authorized Representative(s);

               (xi) [RESERVED]

               (xii)      evidence of all insurance  required  by
          the Loan Documents;

               (xiii)     an  initial Borrowing Notice,  if  any,
          and,   if  elected  by  the  Borrower,  Interest   Rate
          Selection Notice;

               (xiv) evidence of the filing of Uniform Commercial Code financing statements reflecting the filing in all places required by applicable law to perfect the Liens of the Agent for the benefit of the Lenders under the Security Instruments as a first priority Lien as to items of Collateral in which a security interest may be perfected by the filing of financing statements, and such other documents and/or evidence of other actions as may be necessary under applicable law to perfect the Liens of the Agent for the benefit of the Lenders under the Security Instruments as a first priority Lien in and to such other Collateral as the Agent may require;

               (xv)  all stock certificates or registrar's pledge
          certificates   evidencing  all   the   Pledged   Stock,
          accompanied, as applicable, by duly executed stock powers in blank affixed thereto;

               (xvi)      release  and termination agreements  in
          form and substance acceptable to the Lenders for each creditor of Existing Debt that is not a Lender on the Closing Date;

               (xvii) copies of all documents and certificates evidencing or governing the Subordinated Debt and the Preferred Stock in form and substance acceptable to the Lenders and certified by an Authorized Representative to be true, correct and complete;

               (xviii) a report prepared by Coopers & Lybrand on the inventory and accounts receivable (including aging of the accounts receivable), accounts payable, controls and systems of the Borrower and the Guarantors in form and substance acceptable to the Agent;

               (xix) (A) the audited financial statements referred to in Section 7.6(a) in form and substance acceptable to the Lenders, (B) consolidated financial statements for the Borrower and its Subsidiaries for the fiscal years ending December 31, 1996 and December 31, 1997, respectively, including balance sheets, income, cash flow and shareholders' equity statements audited by an independent public accountant of recognized national standing and prepared in conformity with GAAP, together with a quarterly budget for Fiscal Year 1998 and the Borrower's five-year projected operating budget and (C) a written review of the Borrower's pro forma income statement prepared by Coopers & Lybrand and satisfactory to the Agent;

               (xx) copies of any other documents or agreements evidencing or governing any Consolidated Funded Indebtedness (other than any Capital Lease for which the present value of the lease payments due thereunder is less than $200,000, applying a discount rate equal to the interest rate provided in such lease, all such leases being so indicated on Schedule 1.2) of any Credit Party to be outstanding on the Closing Date, and after giving effect to the repayment and termination of all Existing Debt and certified by an Authorized Representative to be true, correct and complete;

               (xxi) Intercompany Notes existing as of the Closing Date together with endorsements or instruments of assignment executed in blank and attached thereto;

               (xxii) consent by makers of Intercompany Notes to pledge under the Intercompany Note Pledge Agreement;

               (xxiii)   all fees payable by the Borrower on  the
          Closing Date to the Agent and the Lenders have been paid in full;

               (xxiv)     Uniform Commercial Code search  results
          showing only Permitted Liens;

               (xxv) review of information with results satisfactory to the Agent and its counsel as to such matters as litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership and contingent liabilities with respect to the Borrower and its Subsidiaries; and

               (xxvi) such other documents, instruments, certificates and opinions as the Agent or any Lender may reasonably request on or prior to the Closing Date in connection with the consummation of the transactions contemplated hereby;

          (b) Each of the following shall have occurred or be true and be so certified by the Credit Parties to the
     Lenders:

               (i) Except as disclosed in Schedule 7.10, there shall not be any action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that could reasonably be expected to have a Material Adverse Effect;

               (ii) The Borrower shall be in compliance with  all
          existing material financial and contractual obligations before and, on a pro forma basis, immediately after giving effect to the financings contemplated thereby (including the Revolving Credit Facility and the Letter of Credit Facility) and any other transactions contemplated hereby; and

               (iii) The Borrower, its Subsidiaries and any other Credit Party shall have received all government, shareholder and third-party approvals, consents and waivers, and shall have made or given all necessary filings and notices, as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any court or other Governmental Authority or arbitral authority, (B) the Organizational Documents of any Credit Party or (C) any agreement, document or instrument to which any of the Borrower or any other Credit Party is a party or by which any of them or their properties is bound, if such default, conflict or violation could reasonably be expected to result in a Material Adverse Effect; and all applicable waiting periods shall have expired without any action being taken or threatened in writing by any authority that could restrain, prevent or impose any material adverse conditions on the making of the Loans, or other transactions contemplated hereby, and no law or regulation shall be applicable which in the reasonable judgment of the Agent could have such effect; and

          (c)   In  the good faith judgment of the Agent and  the
     Lenders:

               (i) There shall not have occurred a material adverse change in the business, assets, revenues, operations, conditions (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole since December 31, 1997 or in the assumptions, facts or information contained in the financial statements, budgets, projections or pro forma balance sheets most recently delivered to the Agent by the Borrower;

               (ii) There shall not have occurred and be continuing an adverse change in the market for syndicated credit facilities similar in nature to the Revolving Credit Facility and the Letter of Credit Facility or a disruption of, or a material adverse change in, financial, banking or capital market conditions, in each case as determined by the Agent in its reasonable discretion;

               (iii) All financial statements, documents, appraisals, audits and other items to be delivered pursuant to Section 6.1(a) in form and substance acceptable to the Lenders shall have been reviewed by the Agent and reasonably determined thereby to be so acceptable; and

               (iv) There shall not have occurred or exist (A) an engagement in hostilities by the United States of America or other national or international emergency or calamity, (B) a general suspension of or material limitation on trading on the New York Stock Exchange or other national securities exchange, (C) the declaration of a general banking moratorium by any applicable Governmental Authority or the imposition by any applicable Governmental Authority of any material limitation on transactions of the type contemplated by the Loan Documents, or (D) any other material disruption of financial or capital markets that could reasonably be expected to adversely affect the transactions contemplated under the Loan Documents.

     VI.2. Conditions of Loans and Letters of Credit. The obligations of the Lenders to make any Revolving Loans, and the Issuing Bank to issue Letters of Credit, hereunder on or subsequent to the Closing Date are subject to the satisfaction of the following conditions:

          (a) the Agent shall have received a Borrowing Notice if required by Article II;

          (b) in the case of the issuance of a Letter of Credit, the Borrower shall have executed and delivered to the Issuing Bank an Application for Letter of Credit in form and content acceptable to the Issuing Bank together with such other instruments and documents as it shall request;

          (c) the representations and warranties of the Borrower and its Subsidiaries set forth in Article VII and in each of the other Loan Documents shall be true and correct in all material respects on and as of the date of such Advance or Letter of Credit issuance or renewal, with the same effect as though such representations and warranties had been made on and as of such date, except that the financial statements referred to in Section 7.6(a) shall be deemed to be those financial statements most recently delivered to the Agent and the Lenders pursuant to Section 8.1 from the date financial statements are delivered to the Agent and the Lenders in accordance with such Section;

          (d) at the time of each Advance or the issuance of a Letter of Credit, no Material Adverse Effect shall have occurred and be continuing;

          (e) at the time of (and after giving effect to) each Advance or the issuance of a Letter of Credit, no Default or Event of Default shall have occurred and be continuing; and

          (f)  immediately after giving effect to:

               (i) a Loan, the aggregate principal balance of all outstanding Loans for each Lender shall not exceed such Lender's Revolving Credit Commitment;

               (ii) a Letter of Credit or renewal thereof, the aggregate principal balance of all outstanding Participations in Letters of Credit and Reimbursement Obligations (or in the case of the Issuing Bank, its remaining interest after deduction of all Participations in Letters of Credit and Reimbursement Obligations of other Lenders) for each Lender and in the aggregate shall not exceed, respectively, (X) such Lender's Letter of Credit Commitment or (Y) the Total Letter of Credit Commitment; and

               (iii)      a Loan or a Letter of Credit or renewal
          thereof, the sum of Letter of Credit Outstandings  plus
          Revolving  Credit Outstandings shall  not  exceed   the
          Total Revolving Credit Commitment.


                          ARTICLE VII

                 Representations and Warranties

     The Borrower represents and warrants with respect to itself and each other Credit Party (which representations and warranties shall survive the delivery of the documents mentioned herein and the making of Loans), that:

     VII.1.    Organization and Authority.

          (a) Each Credit Party is a corporation or partnership duly organized and validly existing under the laws of the jurisdiction of its formation;

          (b) Each Credit Party (x) has the requisite power and authority to own its properties and assets and to carry on its business as now being conducted and as contemplated in the Loan Documents, and (y) is qualified to do business in every jurisdiction in which failure so to qualify would have a Material Adverse Effect;

          (c) The Borrower has the power and authority to execute, deliver and perform this Agreement and the Notes, and to borrow hereunder, and to execute, deliver and perform each of the other Loan Documents to which it is a party;

          (d) Each Guarantor has the power and authority to execute, deliver and perform the Guaranty and each of the other Loan Documents to which it is a party; and

          (e) When executed and delivered, each of the Loan Documents to which any Credit Party is a party will be the legal, valid and binding obligation or agreement, as the case may be, of such Credit Party, enforceable against such Credit Party in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether considered in a proceeding at law or in equity).

     VII.2.     Loan  Documents.   The  execution,  delivery  and
performance by each Credit Party of each of the Loan Documents to which it is a party:

          (a)    have  been  duly  authorized  by  all  requisite
     Organizational Action (including any required shareholder approval) of each Credit Party required for the lawful execution, delivery and performance thereof;

          (b) do not violate any provisions of (i) applicable law, rule or regulation, (ii) any judgment, writ, order, determination, decree or arbitral award of any Governmental Authority or arbitral authority binding on any Credit Party or its properties, or (iii) the Organizational Documents or Operating Documents of any Credit Party;

          (c) does not and will not be in conflict with, result in a breach of or constitute an event of default, or an event which, with notice or lapse of time or both, would constitute an event of default, under any contract, indenture, agreement or other instrument or document to which any Credit Party is a party, or by which the properties or assets of any Credit Party are bound and such conflict, breach or event of default could reasonably be expected to result in a Material Adverse Effect; and

          (d) does not and will not result in the creation or imposition of any Lien upon any of the properties or assets of any Credit Party except any Liens in favor of the Agent and the Lenders created by the Security Instruments.

     VII.3.     Solvency.   The Borrower and  each  other  Credit
Party   is  Solvent  after  giving  effect  to  the  transactions
contemplated by the Loan Documents.

     VII.4. Subsidiaries and Stockholders. The Borrower has no Subsidiaries other than those Persons listed as Subsidiaries in Schedule 7.4 and additional Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19. Schedule
7.4 states as of the date hereof the organizational form of each entity, the authorized and issued capitalization of the Borrower and each Subsidiary listed thereon, the number of shares or other equity interests of each class of capital stock or interest issued and outstanding of each such Subsidiary and the number and/or percentage of outstanding shares or other equity interest (including options, warrants and other rights to acquire any interest) of each such class of capital stock or other equity interest owned by Borrower or by any such Subsidiary. The outstanding shares or other equity interests of each such Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable; and Borrower and each such
Subsidiary owns beneficially and of record all the shares and other interests it is listed as owning in Schedule 7.4, free and clear of any Lien.

     VII.5.      Ownership  Interests.   The  Borrower  owns   no
interest  in  any  Person other than (i) the  Persons  listed  in
Schedule 7.4, (ii) equity investments in Persons not constituting Subsidiaries permitted under Section 9.7 and (iii) additional
Subsidiaries created or acquired after the Closing Date in compliance with Section 8.19.

     VII.6.    Financial Condition.

          (a) The Borrower has heretofore furnished to each Lender an audited consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1997, and the notes thereto and the related consolidated statements of income, stockholders' equity and cash flows for the Fiscal Year then ended as examined and certified by Ernst & Young and the unaudited consolidating balance sheets of the Borrower and its Subsidiaries as at such date and related unaudited consolidating statements of income, stockholders' equity and cash flows (without footnotes). Except as set forth therein, such financial statements (including the notes thereto with respect to audited statements) present fairly the financial condition of the Borrower and its Subsidiaries as of the end of such Fiscal Year and results of their operations and the changes in stockholders' equity for the Fiscal Year then ended, all in conformity with GAAP applied on a Consistent Basis;

          (b) Since the later of (i) the date of the audited financial statements delivered pursuant Section 7.6(a) hereof or (ii) the date of the audited financial statements most recently delivered pursuant to Section 8.1(a) hereof, there has been no Material Adverse Effect nor have the businesses or properties of any Material Credit Party been materially adversely affected except as set forth on
     Schedule 7.6; and

          (c) Except as set forth in the financial statements referred to in Section 7.6(a) or in Schedule 7.6 or as permitted by Section 9.4, neither the Borrower nor any Subsidiary has incurred, other than in the ordinary course of business, any material Indebtedness, Contingent Obligation or other commitment or liability which remains outstanding or unsatisfied.

     VII.7. Title to Properties. The Borrower and each other Credit Party has good and marketable title to all its real and personal properties, subject to no transfer restrictions or Liens of any kind, except for the transfer restrictions and Liens described in Schedule 7.7 and Permitted Liens.

     VII.8. Taxes. Except as set forth in Schedule 7.8, the Borrower and each of its Subsidiaries has filed or caused to be filed all Federal, state and local tax returns which are required to be filed by it and, except for taxes and assessments being contested in good faith by appropriate proceedings diligently conducted and against which reserves reflected in the financial statements described in Section 7.6(a) as required by GAAP have been established, have paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due.

     VII.9. Other Agreements. Neither the Borrower nor any other Credit Party is

          (a) a party to or subject to any judgment, order, decree, agreement, lease or instrument, or subject to other restrictions, which individually or in the aggregate could reasonably be expected to have a Material Adverse Effect; or

          (b)   in  default  in  the performance,  observance  or
     fulfilment of any of the obligations, covenants or conditions contained in any agreement or instrument to which the Borrower or any Subsidiary is a party, which default has, or if not remedied within any applicable grace period could reasonably be likely to have, a Material Adverse Effect.

     VII.10. Litigation. Except as set forth in Schedule 7.10, there is no action, suit, investigation or proceeding at law or in equity or by or before any governmental instrumentality or agency or arbitral body pending, or, to the knowledge of the Borrower, threatened by or against the Borrower or any other Credit Party or affecting the Borrower or any other Credit Party or any properties or rights of the Borrower or any other Credit Party, which could reasonably be likely to have a Material Adverse Effect.

     VII.11. Margin Stock. The proceeds of the borrowings made hereunder will be used by the Borrower only for the purposes expressly authorized herein. None of such proceeds will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute any of the Loans under this Agreement a "purpose credit" within the meaning of said Regulation U or Regulation X (12 C.F.R. Part 224) of the Board. Neither the Borrower nor any agent acting in its behalf has taken or will take any action which might cause this Agreement or any of the documents or instruments delivered pursuant hereto to violate any regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, or any state securities laws, in each case as in effect on the date hereof.

     VII.12. Investment Company. Neither the Borrower nor any other Credit Party is an "investment company," or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (15 U.S.C. 80a1, et seq.). The application of the proceeds of the Loans and repayment thereof by the Borrower and the performance by the Borrower and the other Credit Parties of the transactions contemplated by the Loan
Documents will not violate any provision of said Act, or any rule, regulation or order issued by the Securities and Exchange Commission thereunder, in each case as in effect on the date hereof.

     VII.13. Intellectual Property. The Borrower and each other Credit Party owns or has the right to use, under valid license agreements or otherwise, all patents, licenses, franchises, trademarks, trademark rights, trade names, trade name rights, trade secrets and copyrights necessary and material to the conduct of its businesses as now conducted and as contemplated by the Loan Documents, without known conflict with any patent, license, franchise, trademark, trade secret, trade name, copyright, other proprietary right of any other Person.

     VII.14. No Untrue Statement. Neither (a) this Agreement nor any other Loan Document or certificate or document executed and delivered by or on behalf of the Borrower or any other Credit Party in accordance with or pursuant to any Loan Document nor (b) any statement, representation, or warranty provided to the Agent in connection with the negotiation or preparation of the Loan Documents (which shall include marketing materials prepared and distributed in connection with syndication of the Revolving Credit Facility) contains any misrepresentation or untrue statement of material fact or omits to state a material fact necessary, in light of the circumstances under which it was made, in order to make any such warranty, representation or statement contained therein not misleading.

     VII.15. No Consents, Etc. Neither the respective businesses or properties of the Borrower or any Subsidiary, nor any relationship between the Borrower or any Subsidiary and any other Person, nor any circumstance in connection with the execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person on the part of the Borrower or any Subsidiary as a condition to the execution, delivery and performance of, or consummation of the transactions contemplated by the Loan Documents, which, if not obtained or effected, could be reasonably likely to have a Material Adverse Effect, or if so, such consent, approval, authorization, filing, registration or qualification has been duly obtained or effected, as the case may be.

     VII.16.   Employee Benefit Plans.

          (a) The Borrower and each ERISA Affiliate is in compliance with all applicable provisions of the Code and ERISA and the regulations and published interpretations thereunder and in compliance with all Foreign Benefit Laws with respect to all Employee Benefit Plans except (i) to the extent such a failure to maintain compliance could not reasonably be expected to result in a Material Adverse Effect; or (ii) for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the
     Code. No material liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

          (b)   Neither the Borrower nor any ERISA Affiliate  has
     (i) engaged in a nonexempt prohibited transaction described in Section 4975 of the Code or Section 406 of ERISA affecting any of the Employee Benefit Plans or the trusts created thereunder which could subject any such Employee Benefit Plan or trust to a material tax or penalty on prohibited transactions imposed under Internal Revenue Code
     Section 4975 or ERISA, (ii) incurred any accumulated funding deficiency with respect to any Employee Benefit Plan, whether or not waived, or any other liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid,
     (iii) failed to make a required contribution or payment to a Multiemployer Plan, or (iv) failed to make a required installment or other required payment under Section 412 of the Code, Section 302 of ERISA or the terms of such Employee Benefit Plan;

          (c) No Termination Event has occurred within the last six years or is reasonably expected to occur with respect to any Pension Plan or Multiemployer Plan, and neither the Borrower nor any ERISA Affiliate has incurred any unpaid withdrawal liability with respect to any Multiemployer Plan;

          (d) The present value of all vested accrued benefits under each Employee Benefit Plan which is subject to Title IV of ERISA, did not, as of the most recent valuation date for each such plan, exceed the then current value of the assets of such Employee Benefit Plan allocable to such benefits;

          (e) To the best of the Borrower's knowledge, each Employee Benefit Plan subject to Title IV of ERISA, maintained by the Borrower or any ERISA Affiliate, has been administered in accordance with its terms in all material respects and is in compliance in all material respects with all applicable requirements of ERISA and other applicable laws, regulations and rules except to the extent such a failure to so administer or to maintain compliance could not reasonably be expected to result in a Material Adverse Effect;

          (f) The consummation of the Loans and the issuance of the Letters of Credit provided for herein will not involve any prohibited transaction under ERISA which is not subject to a statutory or administrative exemption; and

          (g) No proceeding, claim, lawsuit and/or investigation exists or, to the best knowledge of the Borrower after due inquiry, is threatened concerning or involving any Employee Benefit Plan, which, if determined adversely to the Borrower or any ERISA Affiliate, would have a Material Adverse Effect.

     VII.17. No Default. As of the date hereof, there does not exist any Default or Event of Default hereunder.

     VII.18.    Environmental Matters.  Except as  set  forth  in
Schedule 7.18:

          (a) The Borrower and each Subsidiary is in compliance with all applicable Environmental Laws in all material respects, and has been issued and maintains all required federal, state and local permits, licenses, certificates and approvals pertaining to Hazardous Materials that are necessary to the conduct of its business. Neither the Borrower nor any Subsidiary has been notified of any pending or threatened action, suit, proceeding or investigation, and neither the Borrower nor any Subsidiary is aware of any fact, which (i) calls into question, or could reasonably be expected to call into question, material compliance by the Borrower or any Subsidiary with any Environmental Laws, (ii) seeks, or could reasonably be expected to form the basis of a meritorious proceeding to seek, to suspend, revoke or terminate any license, permit, certification or approval necessary for the operation of the Borrower's or any Subsidiary's facility or the generation, handling, storage, treatment or disposal of any Hazardous Material that is necessary to the conduct of its business, or (iii) seeks to cause, or could reasonably be expected to form the basis of a meritorious proceeding to cause, any property of the
     Borrower or any other Credit Party to be subject to any material restrictions on ownership, use, occupancy or transferability under any Environmental Law, or (iv) constitutes a reasonable basis to conclude that the Borrower or any Subsidiary is a potentially responsible party with regard to any release or threatened release of a Hazardous Material; and

          (b) Neither the Borrower nor any Subsidiary, nor, to the best of the Borrower's knowledge, any previous owner or operator of any real property owned or operated by the Borrower or any Subsidiary or any other Person, has managed, generated, stored, released, treated, or disposed of any Hazardous Material on any portion of such property, or transferred or caused to be transferred any Hazardous Material from such property to any other location except in material compliance with all Environmental Laws. Except for Hazardous Materials necessary for the routine maintenance of the properties owned or operated by the Borrower and its Subsidiaries or as brought on to such properties in the ordinary course of the Borrower's or any Subsidiary's business, which Hazardous Material shall be used in material compliance with all applicable Environmental Laws, the Borrower covenants that it shall, and shall cause each Subsidiary to, not permit any Hazardous Materials to be brought on to the real property owned or operated by the Borrower and its Subsidiaries, or if so brought or found located thereon, shall be immediately removed, with proper disposal, and all environmental cleanup requirements shall be diligently undertaken pursuant to all Environmental Laws.

     VII.19.   Employment Matters.

          (a) None of the employees of the Borrower or any Subsidiary is subject to any collective bargaining agreement and there are no strikes, work stoppages, election or decertification petitions or proceedings, unfair labor charges, equal opportunity proceedings, or other material labor/employee related controversies or proceedings pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary or between the Borrower or any Subsidiary and any of its employees, other than employee grievances arising in the ordinary course of business which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and

          (b)   Except  to  the  extent  a  failure  to  maintain
     compliance would not have a Material Adverse Effect, the Borrower and each Subsidiary is in compliance in all respects with all applicable laws, rules and regulations pertaining to labor or employment matters, including without limitation those pertaining to wages, hours, occupational safety and taxation and there is no pending or threatened any litigation, administrative proceeding or, to the knowledge of the Borrower, any investigation, in respect of such matters which, if decided adversely, could reasonably be likely, individually or in the aggregate, to have a Material Adverse Effect.

     VII.20. RICO. To the best knowledge of the Borrower or any Subsidiary, neither the Borrower nor any Subsidiary is engaged in or has engaged in any course of conduct that could subject any of their respective properties to any Liens, seizure or other forfeiture under any criminal law, racketeer influenced and corrupt organizations law, civil or criminal, or other similar laws.

                          ARTICLE VIII

                     Affirmative Covenants

     Until  the  Revolving Credit Termination  Date,  unless  the
Required Lenders shall otherwise consent in writing, the Borrower shall, and where applicable will cause each Guarantor to:
     VIII.1.   Financial Reports, Etc.

          (a) As soon as practical and in any event within 90 days after the end of each Fiscal Year of the Borrower, deliver  or  cause  to be delivered to the  Agent  and  each
     Lender (i) audited consolidated and unaudited, Borrower-prepared consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Year, and the notes thereto (with respect to audited statements only), and the related audited consolidated and unaudited, Borrower-prepared consolidating statements of income and stockholders' equity and related consolidated statements of cash flows, and the respective notes thereto (with respect to audited statements only), for such Fiscal Year, setting forth (other than for consolidating statements) comparative financial statements for the preceding Fiscal Year, all prepared in accordance with GAAP with such changes from prior periods as required by GAAP and noted in the auditor's opinion delivered therewith and containing, with respect to the consolidated financial statements, opinions of Ernst & Young, or other such "Big 6" independent certified public accountants, which are unqualified as to the scope of the audit performed and as to the "going concern" status of the Borrower and without any exception not acceptable to the Lenders, (ii) a certificate of an Authorized Representative, which shall be in the form of Exhibit H, demonstrating compliance with Section 9.1;

          (b) as soon as practical and in any event within 45 days after the end of each Fiscal Quarter (except the last Fiscal Quarter of the Fiscal Year) deliver to the Agent and each Lender (i) consolidated and consolidating balance sheets of the Borrower and its Subsidiaries as at the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income and stockholders' equity and related consolidated statement of cash flows for such Fiscal Quarter in each case setting forth in comparative form consolidated figures for the corresponding period of the preceding Fiscal Year and accompanied by a certificate of an Authorized Representative to the effect that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as of the end of such fiscal period and the results of their operations and the changes in their financial position for such fiscal period, in conformity with the standards set forth in GAAP with respect to interim financial statements, and (ii) a certificate of an Authorized Representative containing computations for such Fiscal Quarter comparable to that required pursuant to Section 8.1(a)(ii);

          (c) together with each delivery of the financial statements required by Section 8.1(a)(i), deliver to the Agent and each Lender a letter from the Borrower's accountants specified in Section 8.1(a)(i) stating that in performing the audit necessary to render an opinion on the financial statements delivered under Section 8.1(a)(i), they obtained no knowledge of any Default or Event of Default by the Borrower in the fulfillment of the terms and provisions of this Agreement insofar as they relate to financial matters (which at the date of such statement remains uncured); or if the accountants have obtained knowledge of such Default or Event of Default, a statement specifying the nature and period of existence thereof;

          (d) promptly upon their becoming available to the Borrower, the Borrower shall deliver to the Agent and each Lender a copy of (i) all regular or special reports or effective registration statements which the Borrower or any Subsidiary shall file with the Securities and Exchange Commission (or any successor thereto) or any securities exchange, (ii) any proxy statement distributed by the Borrower or any Subsidiary to its shareholders, bondholders or the financial community in general, and (iii) any management letter or other report submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit of the Borrower or any Subsidiary except for agreed upon procedures reports for compliance under third-party agreements, reports on employee benefit plan financial statements and reports with respect to tax advisory matters;

          (e) not later than the last Business Day of each Fiscal Year, deliver to the Administrative Agent and each Lender a capital and operating expense budget and consolidated financial projections prepared by management for the Borrower and its Subsidiaries for the next Fiscal Year, prepared in accordance with GAAP applied on a Consistent Basis including balance sheets, income statements and statements of cash flows (to include separate forecasts for Capital Expenditures by the Borrower and EBITDA by each direct Subsidiary of the Borrower) and a reasonably detailed explanation of any underlying assumptions with respect thereto, on a quarterly basis for the current Fiscal Year and on an annual basis for the next succeeding two years; provided, however, that if at any time during such next Fiscal Year, management of the Borrower determines that the financial projections no longer accurately reflect the projected financial results for such Fiscal Year, as soon as practicable, provide to the Agent and each Lender revised consolidated forecasts for such Fiscal Year;

          (f) as soon as practicable and in any event within twenty (20) days following the end of each Fiscal Month, deliver to the Agent and each Lender an accounts receivable aging report in form and detail substantially similar to that furnished to the Agent prior to the Closing Date; and

          (g) promptly, from time to time, deliver or cause to be delivered to the Administrative Agent and each Lender such other information regarding the Borrower's and any Subsidiary's operations, business affairs and financial condition as the Agent or such Lender may reasonably request.

     The Agent and the Lenders are hereby authorized to deliver a copy of any such financial or other information delivered hereunder to the Lenders (or any affiliate of any Lender) or to the Agent, to any Governmental Authority having jurisdiction over the Agent or any of the Lenders pursuant to any written request therefor or in the ordinary course of examination of loan files, to any other Person who shall acquire or consider the assignment of, or acquisition of any participation interest in, any Obligation permitted by this Agreement.

     VIII.2. Maintain Properties. Maintain all properties necessary to its operations in good working order and condition, make all needed repairs, replacements and renewals to such properties, and maintain free from Liens all trademarks, trade names, patents, copyrights, trade secrets, know-how, and other intellectual property and proprietary information (or adequate licenses thereto), in each case as are reasonably necessary to conduct its business as currently conducted or as contemplated hereby,  all  in  accordance with customary and prudent  business practices.
     VIII.3. Existence, Qualification, Etc. Except as otherwise expressly permitted under Section 9.8, do or cause to be done all things necessary to preserve and keep in full force and effect its existence and all material rights and franchises, and maintain its license or qualification to do business as a foreign corporation and good standing in each jurisdiction where the failure to be so licensed or qualified would have a Material Adverse Effect and in which its ownership or lease of property or the nature of its business makes such license or qualification necessary.

     VIII.4. Regulations and Taxes. Comply in all material respects with or contest in good faith by appropriate proceedings diligently conducted all statutes and governmental regulations, and pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and any other obligation which, if unpaid, would become a Lien against any of its properties except liabilities being contested in good faith by appropriate proceedings diligently conducted and against which adequate reserves required by GAAP have been established unless and until any Lien resulting therefrom attaches to any of its property and becomes enforceable against its creditors.

     VIII.5. Insurance. Comply in all respects with the requirements for insurance coverage set forth in each of the
Security Instruments and, without any limitation thereof, (a) keep all of its insurable properties adequately insured at all times with responsible insurance carriers against loss or damage by fire and other hazards to the extent and in the manner as are customarily insured against by similar businesses owning such properties similarly situated and otherwise as required by the Security Instruments, (b) maintain general public liability insurance at all times with responsible insurance carriers against liability on account of damage to persons and property and (c) maintain insurance under all applicable workers' compensation laws (or in the alternative, maintain required reserves if self-insured for workers' compensation purposes) and against loss by reason by business interruption. Each of such policies of insurance shall have such limits, deductibles, exclusions, co-insurance and other provisions providing no less coverages than, to the best of the Borrower's knowledge, are maintained by similar businesses that are similarly situated and shall be in form reasonably satisfactory to the Agent. Each of the policies of insurance described in this Section 8.5 shall provide that the insurer shall give the Agent not less than 30 days' prior written notice before any such policy shall be terminated, lapse or be altered in any manner.

     VIII.6. True Books. Keep true books of record and account in which full, true and correct entries will be made of all of its dealings and transactions, and set up on its books such reserves as may be required by GAAP with respect to doubtful accounts and all taxes, assessments, charges, levies and claims and with respect to its business in general, and include such reserves in interim as well as year-end financial statements.

     VIII.7. Right of Inspection. Permit, up to twice annually, any Person designated by any Lender or the Agent to visit and inspect any of the properties, corporate books and financial reports of the Borrower or any Subsidiary and to discuss its affairs, finances and accounts with its principal officers and independent certified public accountants, all at reasonable times, at reasonable intervals and with reasonable prior notice to the Borrower and at the expense of the Borrower; provided however, following the occurrence and during the continuation of any Default or Event of Default, such visits or inspections at the expense of the Borrower shall be unlimited.

     VIII.8. Observe all Laws. Conform to and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any Governmental Authority with respect to the conduct of its business.

     VIII.9. Governmental Licenses. Obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and as contemplated by the Loan Documents except where the failure to so obtain or maintain any of the foregoing would not reasonably be expected to result in a Material Adverse Effect.

     VIII.10. Covenants Extending to Other Persons. Cause each of its Guarantors (and its Subsidiaries with respect to Section 8.19) to do with respect to itself, its business and its assets, each of the things required of the Borrower in Sections 8.2 through 8.9 and 8.19 inclusive.

     VIII.11. Officer's Knowledge of Default. Upon any Executive Officer of the Borrower obtaining knowledge of the occurrence of any Default or Event of Default hereunder or under any other obligation of the Borrower or any Subsidiary or other Credit Party to any Lender, cause an Authorized Representative promptly to notify the Agent of the nature thereof, the period of existence thereof, and what action the Borrower or such Subsidiary or other Credit Party proposes to take with respect thereto.

     VIII.12. Suits or Other Proceedings. Upon any Executive Officer of the Borrower obtaining knowledge of any litigation or other proceedings being instituted against the Borrower or any Subsidiary or other Credit Party, or any attachment, levy, execution or other process being instituted against any assets of the Borrower or any Subsidiary or other Credit Party, any or all of which make a claim or claims in an aggregate amount greater than $500,000 not otherwise covered by insurance, cause an Authorized Representative promptly to deliver to the Agent written notice thereof stating the nature and status of such litigation, dispute, proceeding, levy, execution or other process.

     VIII.13. Notice of Environmental Complaint or Condition. Promptly provide to the Agent notice of, including true, accurate and complete copies of, any and all notices, complaints, orders, directives, claims, or citations received by the Borrower or any Subsidiary relating to, any (i) violation or alleged violation by the Borrower or any Subsidiary of any applicable Environmental Law, (ii) release or threatened release by the Borrower or any Subsidiary, or any Person handling, transporting, or disposing of any Hazardous Material on behalf of the Borrower or any Subsidiary, or at any facility or property owned or leased or operated by the Borrower or any Subsidiary, of any Hazardous Material, except where occurring legally, or (iii) liability or alleged liability of the Borrower or any Subsidiary for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials.

     VIII.14. Environmental Compliance. If the Borrower or any Subsidiary shall receive in writing any letter, notice, complaint, order, directive, claim or citation alleging that the Borrower or any Subsidiary (i) has violated any Environmental Law, (ii) has released or is about to release any Hazardous Material other than in compliance with all Environmental Laws (or suffered or permitted such action by any other Person on or in respect of property owned or operated by the Borrower or any Subsidiary), or (iii) is liable for the costs of cleaning up, removing, remediating or responding to a release or threatened release of Hazardous Materials, the Borrower and any Subsidiary shall (a) provide prompt written notice thereof to the Agent describing in reasonable detail the nature of the matter and what action the Borrower or the applicable Subsidiary proposes to take with respect thereto, and (b) within the time period permitted by the applicable Environmental Law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability, unless and only during the period that the applicability of the Environmental Law, the fact of such violation or liability or the action required to remove or remedy such violation is being contested by the Borrower or the applicable Subsidiary by appropriate proceedings diligently conducted and all reserves with respect thereto as may be required under Generally Accepted Accounting Principles, if any, have been made, and no Lien in connection therewith shall have attached to any property of the Borrower or the applicable Subsidiary which shall have become enforceable against creditors of such Person.

     VIII.15. Indemnification. Without limiting the generality of Section 12.9, the Borrower hereby agrees to indemnify and hold the Agent and the Lenders, and their respective officers, directors, employees and agents, harmless from and against any and all claims, losses, penalties, liabilities, damages and expenses (including assessment and cleanup costs and reasonable attorneys', consultants' and other experts' fees and disbursements) arising directly or indirectly from, out of or by reason of (a) the violation or alleged violation of any Environmental Law by the Borrower or any Subsidiary or with respect to any property owned, operated or leased by the Borrower or any Subsidiary or (b) the use, generation, handling, storage, transportation, treatment, emission, release, disclaim or disposal of any Hazardous Materials by or on behalf of the Borrower or any Subsidiary or on or with respect to property owned or leased or operated by the Borrower or any Subsidiary. The provisions of this Section 8.15 shall survive repayment of the Obligations or the Facility Revolving Credit Termination Date and expiration of termination of this Agreement.

     VIII.16. Further Assurances. At the Borrower's cost and expense, upon request of the Agent, duly execute and deliver or cause to be duly executed and delivered, to the Agent such further instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Agent to carry out more effectively the provisions and purposes of this Agreement and the other Loan Documents.

     VIII.17.  Employee Benefit Plans.

          (a) With reasonable promptness, and in any event within 30 days thereof, give notice to the Agent of (a) the establishment of any new Employee Benefit Plan (which notice shall include a copy of such plan), (b) the commencement of contributions to any Employee Benefit Plan to which the Borrower or any of its ERISA Affiliates was not previously contributing, (c) any material increase in the benefits of any existing Employee Benefit Plan, (d) each funding waiver request filed with respect to any Employee Benefit Plan and all communications received or sent by the Borrower or any ERISA Affiliate with respect to such request and (e) the failure of the Borrower or any ERISA Affiliate to make a required installment or payment under Section 302 of ERISA or Section 412 of the Code by the due date;

          (b) Promptly and in any event within 15 days of becoming aware of the occurrence or forthcoming occurrence of any (a) Termination Event or (b) nonexempt "prohibited transaction," as such term is defined in Section 406 of ERISA or Section 4975 of the Code, in connection with any Pension Plan or any trust created thereunder, deliver to the Agent a notice specifying the nature thereof, what action the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto; and

          (c) With reasonable promptness but in any event within 15 days for purposes of clauses (a), (b) and (c), deliver to the Agent copies of (a) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code, (b) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (c) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower or any ERISA Affiliate with the Internal
     Revenue Service with respect to each Pension Plan and (d) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. The Borrower will notify the Agent in writing within five Business Days of the Borrower or any ERISA Affiliate obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA.

     VIII.18. Continued Operations. Continue at all times to conduct its business and engage principally in the same line or lines of business substantially as heretofore conducted.

     VIII.19. New Subsidiaries. (a) Promptly, and in any event within 15 Business Days, after the acquisition or creation of any Domestic Subsidiary, cause to be delivered to the Agent for the benefit of the Lenders each of the following:

               (i)    a   Guaranty  executed  by  such   Domestic
          Subsidiary substantially in the form of Exhibit I;

               (ii) a Security Agreement executed by such Domestic Subsidiary substantially in the form of Exhibit J, together with such Uniform Commercial Code financing statements on Form UCC-1 or otherwise duly executed by such Subsidiary as "Debtor" and naming the Agent for the benefit of the Lenders as "Secured Party", in form, substance and number sufficient in the reasonable opinion of the Agent and its special counsel to be filed in all Uniform Commercial Code filing offices in all jurisdictions in which filing is necessary or advisable to perfect in favor of the Agent for the benefit of the Lenders the Lien on Collateral conferred by such Domestic Subsidiary under such Security Agreement to the extent such Lien may be perfected by Uniform Commercial Code filing;

               (iii)      the Pledged Interests of such  Domestic
          Subsidiary, which is issued or existing and outstanding, together with duly executed stock powers or powers of assignment in blank affixed thereto or registrar's pledge certificate and control agreement, as applicable, and an executed Pledge Agreement Supplement pledging 100% of the capital stock or equity or other ownership interest of such newly acquired or created Domestic Subsidiary;

               (iv) a supplement to the appropriate schedule attached to the appropriate Security Instruments listing the additional Collateral, certified as true, correct and complete by the Authorized Representative (provided that the failure to deliver such supplement shall not impair the rights conferred under the Security Instruments in after acquired Collateral);

               (v)   an Intercompany Note Pledge Agreement and  a
          Subordination  Agreement  executed  by  such   Domestic
          Subsidiary;

               (vi) if applicable, an IPSA Supplement and an Intellectual Property Assignment;

               (vii) if requested by the Agent or the Required Lenders, an opinion of counsel to such Domestic Subsidiary and the Subsidiary executing the Pledge Agreement Supplement referred to in (iii) above dated as of the date of delivery of the Guaranty referred to in (i) above, the Subordination Agreement referred in (v) above, and other Loan Documents provided for in this Section 8.19 and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent and substantively similar to the opinions of counsel delivered pursuant to Section 6.1(a), rendered with respect to the Subsidiaries as of the Closing Date and the Collateral in which they grant the Agent a Lien for the benefit of itself and the Lenders; and

               (viii) current copies of the Organizational Documents of such Domestic Subsidiary, minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organizational Documents or by applicable law, of the shareholders) of such Domestic Subsidiary authorizing the actions and the execution and delivery of documents described in this Section 8.19;

          (b)   Promptly,  and  in any event within  30  Business
     Days,  after  the  acquisition or creation  of  any  Foreign
     Subsidiary,  cause  to be delivered to the   Agent  for  the
     benefit of the Lenders each of the following:

               (i)    the  Pledged  Interests   of  such  Foreign
          Subsidiary, which is issued or existing and outstanding, together with duly executed stock powers or powers of assignment in blank affixed thereto or registrar's pledge certificate and control agreement, as applicable, and an executed Pledge Agreement Supplement pledging 66% of the voting share capital and 100% of the nonvoting share capital or equity or other ownership interest of such Foreign Subsidiary substantially similar in form and content to that executed and delivered as of the Closing Date, with appropriate revisions as to the identity of the pledgor and securing the obligations of such pledgor under its Guaranty; and

               (ii) if requested by the Agent or the Required Lenders, an opinion of counsel to the Subsidiary executing the Pledge Agreement Supplement referred to in (i) above, dated as of the date of delivery of such Pledge Agreement Supplement and addressed to the Agent and the Lenders, in form and substance reasonably acceptable to the Agent, and, if requested by the Agent or the Required Lenders, an opinion of counsel in the jurisdiction of incorporation of the Foreign Subsidiary, in form and substance reasonably acceptable to the Agent, in each case and substantively similar to the opinions of counsel delivered pursuant to Section 6.1(a), rendered with respect to the Subsidiaries as of the Closing Date and the Collateral in which they grant the Agent a Lien for the benefit of itself and the Lenders.


                           ARTICLE IX

                       Negative Covenants

     Until  the  Revolving Credit Termination  Date,  unless  the
Required Lenders shall otherwise consent in writing, the Borrower will not, nor will it permit any Subsidiary to:

     IX.1.     Financial Covenants.

          (a) Consolidated Net Worth. Permit Consolidated Net Worth to be less than (i) 90% of Consolidated Net Worth as of the Closing Date plus $20,000,000 and (ii) as at the last day of each succeeding Fiscal Quarter of the Borrower and until (but excluding) the last day of the next following Fiscal Quarter of the Borrower, the sum of (A) the amount of Consolidated Net Worth required to be maintained pursuant to this Section 9.1(a) as at the end of the immediately preceding Fiscal Quarter, plus (B) 75% of Consolidated Net Income (with no reduction for net losses during any period) for the Fiscal Quarter of the Borrower ending on such day (including within "Consolidated Net Income" certain items otherwise excluded as provided for in the definition of "Consolidated Net Income") less dividends paid with respect to the Preferred Stock as permitted hereunder, plus (C) 100% of the aggregate amount of all increases in the stated capital and additional paid-in capital accounts of the Borrower resulting from the issuance of equity securities or other capital investments; provided, however, in the event all the outstanding Warrants are redeemed, purchased, put, called, exercised or otherwise no longer outstanding as of March 31, 1999, then in such event the minimum Consolidated Net Worth permitted at the Closing Date under (i) above shall be recalculated to be an amount equal to 85% of the Consolidated Net Worth as of the Closing Date and corresponding adjustments under (ii)(A) above shall be made accordingly.

          (b) Consolidated Leverage Ratio. Permit the Consolidated Leverage Ratio as of the end of each Four-Quarter Period ending during the applicable period set forth below to be greater than that ratio set forth opposite each such period:

                                        Consolidated     Leverage
Ratio
               Period                             Must   Not   Be
Greater Than


   Closing Date through and            3.25 to 1.00
   including September 30,
   1999

   October 1, 1999 through             3.00 to 1.00
   and including September
   30, 2001

   October 1, 2001 and                 2.50 to 1.00
   thereafter
          (c) Consolidated Fixed Charge Ratio. Permit at any time the Consolidated Fixed Charge Ratio to be less than
     1.50 to 1.00.

          (d) Consolidated Interest Coverage Ratio. Permit at any time the Consolidated Interest Coverage Ratio to be less than 3.50 to 1.00.

          (e)    First   Quarter  Consolidated  EBITDA.    Permit
     Consolidated EBITDA for the Fiscal Quarter ending March  31,
     1998 to be less than $2,750,000.

     IX.2. Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, other than (i) Permitted Acquisitions, (ii) that certain acquisition pursuant to, and in accordance with the terms of, the Asset Purchase Agreement, to be dated on or about March 23, 1998, among the Borrower, Headway Corporate Staffing Services of North Carolina, Inc., Select Staffing Services, Inc. and Jack Powell, (iii) that certain acquisition pursuant to, and in accordance with the terms of, the Asset Purchase Agreement, to be dated on or about March 23, 1998, among the Borrower, Cheney Associates, L.L.C. and Timothy Cheney, an individual doing business under the name Cheney Associates, Inc. and Cheney Consulting Group, and (iv) that certain acquisition pursuant to, and in accordance with the terms of the Stock Purchase Agreement to be dated on or about March 23, 1998, among the Borrower, L&M Shore Family Holdings Limited Partnership, Elder Investments Limited Partnership Mark Shore and Linda Elder.

     IX.3. Liens. Incur, create or permit to exist any Lien, charge or other encumbrance of any nature whatsoever with respect to any property or assets now owned or hereafter acquired by the Borrower or any Subsidiary, other than

          (a) Liens created under the Security Instruments in favor of the Agent and the Lenders, and otherwise existing as of the date hereof and set forth in Schedule 7.7;

          (b) Liens imposed by law for taxes, assessments or charges of any Governmental Authority for claims not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (c) statutory or contractual Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law or created in the ordinary course of business and in existence less than 90 days from the date of creation thereof for amounts not yet due or which are being contested in good faith by appropriate proceedings diligently conducted, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP and which Liens are not yet enforceable against other creditors;

          (d) Liens incurred or deposits made (a) in the ordinary course of business (including, without limitation, performance and surety bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or (b) to secure the performance of tenders, bids, leases, contracts (other than for the repayment of Indebtedness), statutory obligations and other similar obligations or arising as a result of progress payments under government contracts;

          (e) easements (including reciprocal easement agreements and utility agreements), rights-of-way, covenants, consents, reservations, encroachments or title defects, variations and zoning and other restrictions, charges or encumbrances (whether or not recorded), which do not interfere materially with the ordinary conduct of the business of the Borrower or any Subsidiary and which do not materially detract from the value of the property to which they attach or materially impair the use thereof to the Borrower or any Subsidiary;

          (f) purchase money Liens to secure Indebtedness permitted under Section 9.4(d) (as extended or renewed as permitted under Section 9.4(h) and incurred to purchase fixed assets, provided such Indebtedness represents not less than 75% and not more than 100% of the purchase price of such assets as of the date of purchase thereof and no property other than the assets so purchased secures such Indebtedness;

          (g) Liens arising in connection with Capital Leases (as extended or renewed as permitted under Section 9.4(h)) provided that no such Lien shall extend to or cover any Collateral or any property or assets other than assets subject to the Capital Leases;

          (h) judgment and other similar non-consensual Liens arising in connection with court proceedings, provided that, and only for so long as, the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings and all reserves as may be required by GAAP, if any, have been made, and in any case only if the amounts secured thereby, if paid or payable, could not, individually or in the aggregate, have a Material Adverse Effect.

     IX.4. Indebtedness. Incur, create, assume or permit to exist any Indebtedness, howsoever evidenced, except:

          (a) Indebtedness existing as of the Closing Date as set forth in Schedule 1.2; provided, none of the instruments and agreements evidencing or governing such Indebtedness, including without limitation the Subordinated Debt, shall be amended, modified or supplemented after the Closing Date to change any terms of subordination, payment of principal, interest, fees or other amounts due, or rights of conversion, put, exchange or other similar rights or any other covenants, terms or conditions thereof to be less favorable to the Agent and the Lenders than such terms, rights and conditions as in effect on the Closing Date;

          (b) Indebtedness owing to the Agent or any Lender in connection with this Agreement, any Note or other Loan
     Document;

          (c)   the  endorsement  of negotiable  instruments  for
     deposit  or  collection  or  similar  transactions  in   the
     ordinary course of business;

          (d)   purchase money Indebtedness described in  Section
     9.3(f) not to exceed an aggregate outstanding amount at any time of $3,000,000;

          (e) Indebtedness arising from Hedging Obligations permitted under Section 9.14;

          (f)  Intercompany Advances;

          (g) additional unsecured Indebtedness for Money Borrowed not otherwise covered by clauses (a) through (f) above, provided that the aggregate outstanding principal amount of all such other Indebtedness permitted under this clause (g) shall in no event exceed $3,000,000 at any time; and

          (h) Indebtedness extending the maturity of, or renewing, refunding or refinancing, in whole or in part, Indebtedness incurred under clauses (a), (d), (f) and (g) of this Section 9.4, including without limitation the Subordinated Debt; provided that the covenants, terms and conditions of any such extension, renewal, refunding or refinancing Indebtedness (and of any agreement or instrument entered into in connection therewith) are no less favorable to the Agent and the Lenders than the terms of the Indebtedness as in effect prior to such action, and provided further that (1) the aggregate principal amount of or interest rate or rates and fees payable on such extended, renewed, refunded or refinanced Indebtedness shall not be increased by such action, (2) the group of direct or contingent obligors on such Indebtedness shall not be expanded as a result of any such action, (3) immediately prior to and immediately after giving effect to any such extension, renewal, refunding or refinancing, no Default or Event of Default shall have occurred and be continuing and
     (4) no such action shall serve to prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity previously existing of such Indebtedness.

     IX.5.      Transfer  of  Assets.  Sell, lease,  transfer  or
otherwise  dispose  of  any  assets  of   the  Borrower  or   any
Subsidiary other than

          (a) dispositions of equipment which, in the aggregate during any Fiscal Year, has a fair market value or book value, whichever is less, of $500,000 or less and is replaced by equipment having at least equivalent value;

          (b) disposition of property that is substantially worn, damaged, obsolete or, in the judgment of the Borrower, no longer best used or useful in its business or that of any Subsidiary;

          (c) transfers of assets necessary to give effect to merger or consolidation transactions permitted by Section
     9.7; and

          (d) the disposition of Eligible Securities in the ordinary course of management of the investment portfolio of the Borrower and its Subsidiaries and up to 7,072,307 ordinary shares of the common stock of INCEPTA Group, plc.

     IX.6. Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any stock or other securities, or make or permit to exist any interest whatsoever in any other Person or permit to exist any loans or advances to any Person, except that Borrower may maintain investments or invest in:

          (a)    securities   of  any  Person  acquired   in   an
     Acquisition permitted hereunder;

          (b)  Eligible Securities;

          (c) investments existing as of the date hereof and as set forth in Schedule 7.4;

          (d) accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof in connection with accounts of financially troubled Persons to the extent reasonably necessary in order to prevent or limit loss;

          (e)  Intercompany Advances;

          (f) loans from the Borrower or any Guarantor to any Guarantor as described in Section 9.4(f);

          (g)  investments in Hedging Obligations permitted under
     Section 9.15;

          (h) loans and advances to Subsidiaries who are not Guarantors provided (i) the aggregate outstanding principal amount of such loans and advances shall not at any time exceed $1,000,000 and (ii) all evidence of such Indebtedness, excluding any promissory notes, shall be pledged to the Agent for the benefit of the Lenders; and

          (i) loans and advances to executive officers of the Borrower for the purpose of, and the proceeds of which are exclusively used to, finance the acquisition of shares of the Borrower's common stock, provided the aggregate outstanding principal amount of such loans and advances shall not at any time exceed $285,000.

     IX.7. Merger or Consolidation. (a) Consolidate with or merge into any other Person, or (b) permit any other Person to merge into it, provided, however, (i) any Subsidiary may merge into or consolidate with the Borrower and any Subsidiary may merge into or consolidate with any other wholly owned Guarantor, and (ii) any other Person may merge into or consolidate with the Borrower or any wholly owned Guarantor may merge into or consolidate with any other Person in order to consummate an Acquisition permitted by Section 9.2, provided further, that any resulting or surviving entity of a permitted Acquisition shall execute and deliver such agreements and other documents, including a Guaranty, and take such other action as the Agent may require to evidence or confirm its express assumption of the obligations and liabilities of its predecessor entities under the Loan Documents.

     IX.8. Restricted Payments. Make any Restricted Payment or apply or set apart any of their assets therefor or agree to do any of the foregoing; provided, however, the Borrower may, if immediately prior and immediately after giving effect to any of the following payments no Default or Event of Default shall exist or occur and be continuing, (a) pay the dividend payable on the Series F Preferred Stock as set forth in the Certificate of Designation for such series; and (b) make purchases in open market transactions of its common stock in connection with the exercise of any warrants or options, provided the payments made in connection with such purchases do not exceed $500,000 in the aggregate in any Fiscal Year or $2,000,000 in the aggregate during the term of this Agreement.

     IX.9. Transactions with Affiliates. Other than transactions permitted under Sections 9.4, 9.6 and 9.7(b)(i) or otherwise set forth on Schedule 9.9, enter into any transaction after the Closing Date, including, without limitation, the purchase, sale, lease or exchange of property, real or personal, or the rendering of any service, with any Affiliate of the Borrower, except (a) that such Persons may render services to the Borrower or its Subsidiaries for compensation at the same rates generally paid by Persons engaged in the same or similar businesses for the same or similar services, (b) that the Borrower or any Subsidiary may render services to such Persons for compensation at the same rates generally charged by the Borrower or such Subsidiary, (c) in the case of either (a) or
(b), in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's (or any Subsidiary's) business and consistent with past practice of the Borrower and its Subsidiaries and upon fair and reasonable terms no less favorable to the Borrower (or any Subsidiary) than would be obtained in a comparable arm'slength transaction with a Person not an Affiliate, and (d) that the Borrower or any Guarantor may enter into any transaction with any other Guarantor pursuant to the reasonable requirements of the Borrower's or Guarantor's business and consistent with past practice of the Borrower or Guarantor, except as may be otherwise limited or prohibited by any provision of this Agreement.

     IX.10.     Compliance  with  ERISA.   With  respect  to  any
Pension Plan, Employee Benefit Plan or Multiemployer Plan and except as otherwise disclosed in this Agreement:

          (a) permit the occurrence of any Termination Event which would result in a material liability on the part of the Borrower or any ERISA Affiliate to the PBGC; or

          (b)    permit   the  present  value  of   all   benefit
     liabilities under all Pension Plans to exceed the current value of the assets of such Pension Plans allocable to such benefit liabilities; or

          (c) permit any accumulated funding deficiency (as defined in Section 302 of ERISA and Section 412 of the Code) with respect to any Pension Plan, whether or not waived; or

          (d) fail to make any contribution or payment to any Multiemployer Plan which the Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto; or

          (e)   engage,  or  permit  any Borrower  or  any  ERISA
     Affiliate  to  engage, in any prohibited  transaction  under
     Section 406 of ERISA or Sections 4975 of the Code for which a civil penalty pursuant to Section 502(I) of ERISA or a tax pursuant to Section 4975 of the Code may be imposed; or

          (f) permit the establishment of any additional Employee Benefit Plan providing post-retirement welfare benefits or establish or amend any Employee Benefit Plan which establishment or amendment could result in liability to the Borrower or any ERISA Affiliate or increase the obligation of the Borrower or any ERISA Affiliate to a Multiemployer Plan, which liability or increase, individually or together with all similar liabilities and increases, is in excess of $1,000,000; or

          (g) fail, or permit the Borrower or any ERISA Affiliate to fail, to establish, maintain and operate each Employee Benefit Plan in compliance in all material respects with the provisions of ERISA, the Code, all applicable Foreign Benefit Laws and all other applicable laws and the regulations and interpretations thereof.

     IX.11.    Fiscal Year.  Change its Fiscal Year.

     IX.12. Dissolution, Etc. Wind up, liquidate or dissolve (voluntarily or involuntarily) or commence or suffer any proceedings seeking any such winding up, liquidation or dissolution, except in connection with a merger or consolidation permitted pursuant to Section 9.7.

     IX.13. Change of Control. Cause, suffer or permit to exist or occur any Change of Control.

     IX.14. Hedging Obligations. Incur any Hedging Obligations or enter into any agreements, arrangements, devices or instruments relating to Hedging Obligations, except pursuant to Swap Agreements in an aggregate notional amount not to exceed at any time 60% the Total Revolving Credit Commitment.

     IX.15. Negative Pledge Clauses. Enter into or cause, suffer or permit to exist any agreement with any Person other than the Agent and the Lenders pursuant to this Agreement or any other Loan Documents which prohibits or limits the ability of any Borrower or any Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, provided that the Borrower and any Guarantor may enter into such an agreement in connection with property subject to any Lien permitted by this Agreement and not released after the date hereof, when such prohibition or limitation is by its terms effective only against the assets subject to such Lien.

     IX.16. Restrict Payment of Dividends. Enter into any agreement or covenant prohibiting or limiting in any way the Borrower's or any Subsidiary's right or power to pay any dividend or make any other distribution, direct or indirect, on account of any shares of any class of stock of the Borrower or any Subsidiary, now or hereafter outstanding, to the Borrower or any Guarantor.

     IX.17. Subordinated Debt and Preferred Stock. (a) Except as otherwise permitted in Section 9.4(h), prepay, redeem, purchase, defease or otherwise satisfy prior to the scheduled maturity thereof in any manner (regardless of whether such prepayment, redemption, purchase, defeasance or satisfaction is mandatory or optional), or make any payment in violation of any subordination terms of, any Indebtedness, including without limitation the Subordinated Debt, or redeem or purchase (regardless of whether such redemption or purchase is mandatory or optional) any of the Preferred Stock; or

     (b) Amend, modify or change in any manner any term or condition of any Subordinated Debt (including without limitation any of the Subordinated Debt Documents) or any Preferred Stock so that the terms and conditions thereof are less favorable to the Agent and the Lenders than the terms thereof as of the Closing Date.


                           ARTICLE X

              Events of Default and Acceleration

     X.1. Events of Default. If any one or more of the following events (herein called "Events of Default") shall occur for any reason whatsoever (and whether such occurrence shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any Governmental Authority), that is to say:

          (a) if default shall be made in the due and punctual payment of the principal of any Loan or Reimbursement Obligation, when and as the same shall be due and payable whether pursuant to any provision of Article II or Article III, at maturity, by acceleration or otherwise; or

          (b) if default shall be made in the due and punctual payment of any amount of interest on any Loan or Reimbursement Obligation or in the due and punctual payment of any other Obligation or of any fees or other amounts payable to any of the Lenders or the Agent on the date on which the same shall be due and payable and such default shall continue for two (2) Business Days; or

          (c) if default shall be made in the performance or observance of any covenant set forth in Section 2.12,, 8.7, 8.11, 8.12, 8.19 or Article IX; or

          (d) if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in this Agreement (other than as described in clauses (a), (b) or (c) above) and such default shall continue for 30 or more days after the earlier of receipt of notice of such default by the Authorized Representative from the Agent or an Executive Officer of the Borrower becomes aware of such default; or if a default shall be made in the performance or observance of, or shall occur under, any covenant, agreement or provision contained in any of the other Loan Documents (beyond any applicable grace period, if any, contained therein) or in any instrument or document evidencing or creating any obligation, guaranty, or Lien in favor of the Agent or any of the Lenders or delivered to the Agent or any of the Lenders in connection with or pursuant to this Agreement or any of the Obligations; or if any Loan Document ceases to be in full force and effect (other than by reason of any action by the Agent); or if without the written consent of the Lenders, this Agreement or any other Loan Document shall be disaffirmed or shall terminate, be terminable or be terminated or become void or unenforceable for any reason whatsoever (other than in accordance with its terms in the absence of default or by reason of any action by the Lenders or the Agent); or

          (e) if there shall occur (i) a default, which is not waived, in the payment of any principal, interest, premium or other amount with respect to the Subordinated Debt or any other Indebtedness (other than the Loans and other Obligations) of the Borrower or any Subsidiary and the amount of such Indebtedness is not less than $1,000,000 in the aggregate outstanding, or (ii) a default, which is not waived, in the performance, observance or fulfillment of any term or covenant (other than as described in clause (i) above) contained in any agreement or instrument under or pursuant to which the Subordinated Debt or any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, or any other event of default as specified in any agreement or instrument under or pursuant to which the Subordinated Debt or any such Indebtedness may have been issued, created, assumed, guaranteed or secured by the Borrower or any Subsidiary, and such default or event of default shall continue for more than the period of grace, if any, therein specified, or such default or event of default shall permit (or, with the giving of notice or lapse of time or both, would permit) the holder of the Subordinated Debt or any such Indebtedness (or any Agent or trustee acting on behalf of one or more holders) to accelerate the maturity thereof; or

          (f) if any representation, warranty or other statement of fact contained in any Loan Document or in any writing, certificate, report or statement at any time furnished to the Agent or any Lender by or on behalf of the Borrower or any other Credit Party pursuant to or in connection with any Loan Document (which shall not include marketing materials prepared and distributed in connection with syndication of the Revolving Credit Facility), shall be false or misleading in any material respect when given; or

          (g) if the Borrower or any Subsidiary or other Credit Party shall be unable to pay its debts generally as they become due, admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any insolvency statute, make an assignment for the benefit of its creditors, commence a proceeding for the appointment of a receiver, trustee, liquidator or conservator of itself or of the whole or any substantial part of its property, or file a petition or answer seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute; or

          (h) if a court of competent jurisdiction shall enter an order, judgment or decree appointing a custodian, receiver, trustee, liquidator or conservator of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties and such order, judgment or decree continues unstayed and in effect for a period of sixty (60) days, or approve a petition filed against the Borrower or any Subsidiary or any other Credit Party seeking liquidation, reorganization or arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state, which petition is not dismissed within sixty (60) days; or if, under the provisions of any other law for the relief or aid of debtors, a court of competent jurisdiction shall assume custody or control of the Borrower or any Subsidiary or other Credit Party or of the whole or any substantial part of its properties, which control is not relinquished within sixty (60) days; or if there is commenced against the Borrower or any Subsidiary or other Credit Party any proceeding or petition seeking reorganization, arrangement or similar relief under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state which proceeding or petition remains undismissed for a period of sixty (60) days; or if the Borrower or any Subsidiary or other Credit Party takes any action to indicate its consent to or approval of any such proceeding or petition; or

          (i) if (i) one or more judgments or orders where the amount not covered by insurance (or the amount as to which the insurer denies liability) is in an aggregate amount in excess of $1,000,000 is rendered against the Borrower or any Subsidiary, or (ii) there is any attachment, injunction or execution against any of the Borrower's or Subsidiaries' properties for any amount in excess of $1,000,000 in the aggregate; and such judgment, attachment, injunction or execution remains unpaid, unstayed, undischarged, unbonded or undismissed for a period of thirty (30) days; or

          (j) if the Borrower or any Subsidiary shall, other than in the ordinary course of business (as determined by past practices), suspend all or any part of its operations material to the conduct of the business of the Borrower and its Subsidiaries, on a consolidated basis, for a period of more than sixty (60) days; or

          (k) if the Borrower or any Subsidiary shall breach any of the material terms or conditions of any agreement under which any Hedging Obligations permitted hereby is created and such breach shall continue beyond any grace period, if any, relating thereto pursuant to the terms of such agreement, or if the Borrower or any Subsidiary shall disaffirm or seek to disaffirm any such agreement or any of its obligations thereunder; or

          (l) if there shall occur and be continuing an Event of Default as defined in any of the other Loan Documents; or

          (m) if there shall occur and be continuing an Event of Default as defined in the Indenture referred to in the definition of "Subordinated Debt Documents" or a Series F Stock Event of Default as defined in the Certificate of Designation referred to in subpart (b) of the definition of "Preferred Stock";

then, and in any such event and at any time thereafter, if such Event of Default or any other Event of Default shall have not been waived,

                    (A) either or both of the following actions may be taken: (i) the Agent, with the consent of the Required Lenders, may, and at the direction of the
          Required Lenders shall, declare any obligation of the Lenders and the Issuing Bank to make further Loans or to issue additional Letters of Credit terminated, whereupon the obligation of each Lender to make further Revolving Loans, and of the Issuing Bank to issue additional Letters of Credit, hereunder shall terminate immediately, and (ii) the Agent shall at the direction of the Required Lenders, at their option, declare by notice to the Borrower any or all of the Obligations to be immediately due and payable, and the same, including all interest accrued thereon and all other obligations of the Borrower to the Agent and the Lenders, shall forthwith become immediately due and payable without presentment, demand, protest, notice or other formality of any kind, all of which are hereby expressly waived, anything contained herein or in any instrument evidencing the Obligations to the contrary notwithstanding; provided, however, that notwithstanding the above, if there shall occur an Event of Default under clause (g) or (h) above, then the obligation of the Lenders to make Revolving Loans, and of the Issuing Bank to issue Letters of Credit hereunder shall automatically terminate and any and all of the Obligations shall be immediately due and payable without the necessity of any action by the Agent or the Required Lenders or notice to the Agent or the Lenders;

                    (B) The Borrower shall, upon demand of the Agent, the Issuing Bank or the Required Lenders, deposit cash with the Agent in an amount equal to the amount of any Letter of Credit Outstandings, as collateral security for the repayment of any future drawings or payments under such Letters of Credit, and such amounts shall be held by the Agent pursuant to the terms of the LC Account Agreement; and

                    (C) The Agent and each of the Lenders shall have all of the rights and remedies available under the Loan Documents or under any applicable law.
     X.2. Agent to Act. In case any one or more Events of Default shall occur and not have been waived, the Agent may, and at the direction of the Required Lenders shall, proceed to protect and enforce their rights or remedies either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, agreement or other provision contained herein or in any other Loan Document, or to enforce the payment of the Obligations or any other legal or equitable right or remedy.

     X.3. Cumulative Rights. No right or remedy herein conferred upon the Lenders or the Agent is intended to be exclusive of any other rights or remedies contained herein or in any other Loan Document, and every such right or remedy shall be cumulative and shall be in addition to every other such right or remedy contained herein and therein or now or hereafter existing at law or in equity or by statute, or otherwise.

     X.4. No Waiver. No course of dealing between the Borrower and any Lender, the Issuing Bank or the Agent or any failure or delay on the part of any Lender, the Issuing Bank or the Agent in exercising any rights or remedies under any Loan Document or otherwise available to it shall operate as a waiver of any rights or remedies and no single or partial exercise of any rights or remedies shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or of the same right or remedy on a future occasion.

     X.5. Allocation of Proceeds. If an Event of Default has occurred and not been waived, and the maturity of the Notes has been accelerated pursuant to Article X hereof, all payments received by the Agent hereunder, in respect of any principal of or interest on the Obligations or any other amounts payable by the Borrower hereunder, shall be applied by the Agent in the following order:

          (a)   amounts  due to the Lenders pursuant to  Sections
     2.10, 3.3, 3.4 and 12.5;

          (b)   amounts  due  to  the Agent pursuant  to  Section
     11.11;

          (c)   payments  of interest on Loans and  Reimbursement
     Obligations, to be applied for the ratable benefit of the Lenders;

          (d)   payments  of principal of Loans and Reimbursement
     Obligations, to be applied for the ratable benefit of the Lenders;

          (e)   payments of cash amounts to the Agent in  respect
     of   outstanding  Letters  of  Credit  pursuant  to  Section
     10.1(B);

          (f)   amounts  due to the Lenders pursuant to  Sections
     3.2(h), 8.15 and 12.9;

          (g) payments of all other amounts due under any of the Loan Documents, if any, to be applied for the ratable benefit of the Lenders;

          (h)   amounts due to any of the Lenders in  respect  of
     Obligations  consisting  of  liabilities  under   any   Swap
     Agreement with any of the Lenders on a pro rata basis according to the amounts owed; and

          (i)    any  surplus  remaining  after  application   as
     provided for herein, to the Borrower or otherwise as may be required by applicable law.

                           ARTICLE XI

                           The Agent

     XI.1. Appointment. Each Lender and the Issuing Bank hereby irrevocably designates and appoints NationsBank as the Agent therefor under this Agreement, and each of the Lenders and the Issuing Bank hereby irrevocably authorizes NationsBank as the Agent, therefor, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are expressly delegated to the Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. The Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any of the Lenders or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent.

     XI.2. Attorneys-in-fact. The Agent may execute any of its duties under the Loan Documents by or through agents or attorneysinfact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence, gross negligence or willful misconduct of any agents or attorneysinfact selected by it with reasonable care.

     XI.3. Limitation on Liability. Neither the Agent nor any of its officers, directors, employees, agents or attorneys-in-fact shall be liable to the Lenders for any action lawfully taken or omitted to be taken by it or them under or in connection with the Loan Documents except for its or their own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates shall be responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower, any other Credit Party or any officer or representative thereof contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in or received by the Agent under or in connection with any Loan Document, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Borrower or any other Credit Party to perform its obligations under any Loan Document, or for any recitals, statements, representations or warranties made, or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any collateral. The Agent shall not be under any obligation to any of the Lenders to ascertain or to inquire as to the observance or performance of any of the terms, covenants or conditions of any Loan Document on the part of the Borrower or any other Credit Party or to inspect the properties, books or records of the Borrower or any other Credit Party.

     XI.4. Reliance. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent certificate, affidavit, letter, cablegram, telegram, telefacsimile or telex message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts selected by the Agent. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless an Assignment shall have been filed with and accepted by the Agent. The Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive advice or concurrence of the Lenders or the Required Lenders as provided in this Agreement or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all present and future holders of the Notes.

     XI.5. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Agent has received notice from a Lender, the Authorized Representative or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Lenders. The Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable in the best interests of the Lenders.

     XI.6. No Representations. Each Lender expressly acknowledges that neither the Agent nor any of its affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Borrower or its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent or NMS to any Lender. Each Lender represents to the Agent that it has, independently and without reliance upon the Agent, NMS or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the financial condition, creditworthiness, affairs, status and nature of the Borrower and each other Credit Party and made its own decision to enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Loan Documents and to make such investigation as it deems necessary to inform itself as to the status and affairs, financial or otherwise, of the Borrower and any other Credit Party. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower, its Subsidiaries and any other Credit Party which may come into the possession of the Agent or any of its affiliates.

     XI.7. Indemnification. Each of the Lenders agrees to indemnify the Agent in its capacity as such (to the extent not reimbursed by the Borrower or any other Credit Party and without limiting any obligations of the Borrower or any other Credit Party to do so), ratably according to the respective principal amount of the Notes held by them (or, if no Notes are outstanding, ratably in accordance with their respective Applicable Commitment Percentages as then in effect) from and against any and all liabilities, obligations, losses (excluding any losses suffered by the Agent as a result of the Borrower's failure to pay any fee owing to the Agent), damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time (including without limitation at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of any Loan Document or any other document contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the Revolving Credit Termination Date and the termination of this Agreement.

     XI.8. Lender. The Agent and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrower and any other Credit Party as though it were not the Agent hereunder. With respect to its Loans made or renewed by it and any Note issued to it, the Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Agent, and the terms "Lender" and "Lenders" shall, unless the context otherwise indicates, include the Agent in its individual capacity.

     XI.9. Resignation. If the Agent shall resign as Agent under this Agreement, then the Required Lenders may appoint, with the consent, so long as there shall not have occurred and be continuing a Default or Event of Default, of the Borrower, which consent shall not be unreasonably withheld, a successor Agent for the Lenders, which successor Agent shall be a commercial bank organized under the laws of the United States or any state thereof, having a combined surplus and capital of not less than $500,000,000, whereupon such successor Agent shall succeed to the rights, powers and duties of the former Agent and the obligations of the former Agent shall be terminated and canceled, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement; provided, however, that the former Agent's resignation shall not become effective until such successor Agent has been appointed and has succeeded of record to all right, title and interest in any collateral held by the Agent; provided, further, that if the Required Lenders and, if applicable, the Borrower cannot agree as to a successor Agent within 90 days after such resignation, the Agent shall appoint a successor Agent which satisfies the criteria set forth above in this Section 11.9 for a successor Agent and the parties hereto agree to execute whatever documents are necessary to effect such action under this Agreement or any other document executed pursuant to this Agreement; provided, however that in such event all provisions of the Loan Documents, shall remain in full force and effect. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

     XI.10. Sharing of Payments, etc. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff, counterclaim or otherwise, obtain payment with respect to its Obligations (other than pursuant to Article V) which results in its receiving more than its pro rata share of the aggregate payments with respect to all of the Obligations (other than any payment expressly provided hereunder to be distributed on other than a pro rata basis and payments pursuant to Article V), then
(a) such Lender shall be deemed to have simultaneously purchased from the other Lenders a share in their Obligations so that the amount of the Obligations held by each of the Lenders shall be pro rata and (b) such other adjustments shall be made from time to time as shall be equitable to insure that the Lenders share such payments ratably; provided, however, that for purposes of this Section 11.10 the term "pro rata" shall be determined with respect to the Revolving Credit Commitment of each Lender and to the Total Revolving Credit Commitments after subtraction of amounts, if any, by which any such Lender has not funded its share of the outstanding Loans and Obligations. If all or any portion of any such excess payment is thereafter recovered from the Lender which received the same, the purchase provided in this
Section 11.10 shall be rescinded to the extent of such recovery, without interest. The Borrower expressly consents to the foregoing arrangements and agrees that each Lender so purchasing a portion of the other Lenders' Obligations may exercise all rights of payment (including, without limitation, all rights of setoff, banker's lien or counterclaim) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     XI.11. Fees. The Borrower agrees to pay to the Agent, for its individual account, an annual Agent's fee as from time to time agreed to by the Borrower and Agent in writing.



                          ARTICLE XII

                         Miscellaneous

     XII.1. Assignments and Participations. (a) Each Lender may assign to one or more Eligible Assignees all or a portion of its rights, obligations or rights and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Note, and its Revolving Credit Commitment; provided, however, that

          (i)   each  such  assignment shall be  to  an  Eligible
     Assignee;

          (ii) except in the case of an assignment to another Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $5,000,000 or an integral multiple of $1,000,000 in excess thereof;

          (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all of its rights and obligations under this Agreement and the Note; and

          (iv) the parties to such assignment shall execute and deliver to the Agent for its acceptance an Assignment and Acceptance in the form of Exhibit B hereto, together with any Note subject to such assignment and a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Agreement. Upon the consummation of any assignment pursuant to this Section, the assignor, the Agent and the Borrower shall make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 5.6.

     (b)  The Agent shall maintain at its address referred to  in
Section 13.2 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Revolving Credit Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (c) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit B hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

     (d) Each Lender may sell participations to one or more Persons in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and its Loans); provided, however, that (i) such Lender*s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Article V and the right of set-off contained in Section 12.3, and (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender*s rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Note and to approve any amendment, modification, or waiver of any provision of this Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Note, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Note, or extending its Revolving Credit Commitment).

     (e) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Note to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     (f) Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.14 hereof .

     (g) The Borrower may not assign, nor shall it cause, suffer or permit any other Credit Party to assign any rights, powers, duties or obligations under this Agreement or the other Loan Documents without the prior written consent of all the Lenders.

     XII.2. Notices. Any notice shall be conclusively deemed to have been received by any party hereto and be effective (i) on the day on which delivered (including hand delivery by commercial courier service) to such party (against receipt therefor), (ii) on the date of delivery to such telefacsimile number for such party, and the receipt of such message is verified by the sender's telefacsimile machine, or (iii) on the fifth Business Day after the day on which mailed, if sent prepaid by certified or registered mail, return receipt requested, in each case delivered, transmitted or mailed, as the case may be, to the address or telefacsimile number, as appropriate, set forth below or such other address or number as such party shall specify by notice hereunder:

          (a)  if to the Borrower:

               Headway Corporate Resources, Inc.
               850 Third Avenue
               New York, New York 10022
               Attention:  Ms. Philicia G. Levinson, Senior  Vice
               President and Director of  Corporate Development
               Telephone:     (212) 508-3487
               Telefacsimile: (212) 508-3507

               with a copy to:

               Christy & Viener
               Rockefeller Center
               620 Fifth Avenue
               New York, New York 10020-2457
               Attention: Richard B. Salomon, Esq.
               Telephone: (212) 632-5500
               Telefacsimile: (212) 632-5555

          (b)  if to the Agent or the Issuing Bank:

               NationsBank, National Association
               Independence Center, 15th Floor
               NC1-001-15-04
               Charlotte, North Carolina  28255
               Attention: Dana Johnson, Agency Services
               Telephone:     (704) 388-3917
               Telefacsimile: (704) 386-9923

               with a copy to:

               NationsBank, National Association
               767 Fifth Avenue, Fifth Floor
               New York, New York 10153-0083
               Attention:  Susan Timmerman, Corporate Finance
               Telephone:     (212) 407-5387
               Telefacsimile: (212) 751-6909

          (c)  if to the Lenders:

               At the addresses set forth on the signature pages hereof and on the signature page of each Assignment and Acceptance;

          (d)  if to any other Credit Party:

               At the address set forth on the signature page of the Guaranty or Security Instrument executed by such Credit Party, as the case may be.

     XII.3. Setoff. The Borrower agrees that the Agent and each Lender shall have a lien for all the Obligations of the Borrower upon all deposits or deposit accounts, of any kind, or any interest in any deposits or deposit accounts thereof, now or hereafter pledged, mortgaged, transferred or assigned to the Agent or such Lender or otherwise in the possession or control of the Agent or such Lender (other than for safekeeping) for any purpose for the account or benefit of the Borrower and including any balance of any deposit account or of any credit of the Borrower with the Agent or such Lender, whether now existing or hereafter established. The Borrower hereby authorizes the Agent and each Lender from and after the occurrence of an Event of Default at any time or times with or without prior notice to apply such balances or any part thereof to such of the Obligations of the Borrower to the Lenders then past due and in such amounts as they may elect, and whether or not the collateral or the responsibility of other Persons primarily, secondarily or otherwise liable may be deemed adequate. For the purposes of this paragraph, all remittances and property shall be deemed to be in the possession of the Agent or such Lender as soon as the same may be put in transit to it by mail or carrier or by other bailee.

     XII.4. Survival. All covenants, agreements, representations and warranties made herein shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit and the execution and delivery to the Lenders of this Agreement and the Notes and shall continue in full force and effect so long as any of Obligations remain outstanding or any Lender has any commitment hereunder or the Borrower has continuing obligations hereunder unless otherwise provided herein. The obligations of the Borrower under Sections 3.2(g), 8.15, 12.5 and 12.9 shall survive repayment of all Obligations, occurrence of the Revolving Credit Termination Date and expiration or termination of this Agreement. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party and all covenants, provisions and agreements by or on behalf of the Borrower which are contained in the Loan Documents shall inure to the benefit of the successors and permitted assigns of the Lenders or any of them.

     XII.5. Expenses. The Borrower agrees (a) to pay or reimburse the Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of, and any amendment, supplement or modification to, any of the Loan Documents (including due diligence expenses and travel expenses relating to closing), and the consummation of the transactions contemplated thereby, including the reasonable fees and disbursements of counsel to the Agent, (b) to pay or reimburse the Agent and each of the Lenders for all their costs and expenses incurred in connection with the enforcement, workout or preservation of any rights under the Loan Documents, including the reasonable fees and disbursements of their separate counsel and any payments in indemnification or otherwise payable by the Lenders to the Agent pursuant to the Loan Documents, and (c) to pay, indemnify and hold the Agent and the Lenders harmless from any and all recording and filing fees and any and all liabilities with respect to, or resulting from any failure to pay or delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of any of the Loan Documents, or consummation of any amendment, supplement or modification of, or any waiver or consent under or in respect of, any Loan Document.

     XII.6. Amendments. No amendment, modification or waiver of any provision of any Loan Document and no consent by the Lenders to any departure therefrom by the Borrower or any other Credit Party shall be effective unless such amendment, modification or waiver shall be in writing and signed by the Agent, shall have been approved by the Required Lenders through their written consent, and the same shall then be effective only for the period and on the conditions and for the specific instances and purposes specified in such writing; provided, however, that, no such amendment, modification or waiver

          (a)  which changes, extends or waives any provision  of
     Section 2.6, Section 11.9 or this Section 12.6 or the due date of any scheduled payment of interest, fees or principal, which reduces the rate of interest or amount of fees or principal payable on any Obligation, which changes the definition of "Required Lenders", which permits an assignment by any Credit Party of its Obligations under any Loan Document, which reduces the required consent of Lenders provided hereunder, which increases or extends the Revolving Credit Commitment or Letter of Credit Commitment of any Lender, or which waives any condition to the making of any Loan, shall be effective unless in writing and signed by each of the Lenders;

          (b) which releases any material amount of Collateral or the guaranty obligation of any Guarantor under any Guaranty (other than pursuant to the express terms hereof or thereof) shall be effective unless with the written consent of each of the Lenders;

No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances, except as otherwise expressly provided herein. No delay or omission on any Lender's or the Agent's part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.

     XII.7. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such fully-executed counterpart.

     XII.8. Termination. The termination of this Agreement shall not affect any rights of the Borrower, the Lenders, the Agent, NMS or any obligation of the Borrower, the Lenders or the Agent, arising prior to the effective date of such termination, and the provisions hereof shall continue to be fully operative until all transactions entered into or rights created or obligations incurred prior to such termination have been fully disposed of, concluded or liquidated and the Obligations arising prior to or after such termination have been irrevocably paid in full. The rights granted to the Agent for the benefit of the Lenders under the Loan Documents shall continue in full force and effect, notwithstanding the termination of this Agreement, until all of the Obligations have been paid in full after the termination hereof (other than Obligations in the nature of continuing indemnities or expense reimbursement obligations not yet due and payable, which shall continue and expressly survive the termination hereof). All representations, warranties, covenants, waivers and agreements contained herein shall survive termination hereof until payment in full of the Obligations unless otherwise provided herein. Notwithstanding the foregoing, if after receipt of any payment of all or any part of the Obligations, any Lender is for any reason compelled to surrender such payment to any Person because such payment is determined to be void or voidable as a preference, impermissible setoff, a diversion of trust funds or for any other reason, this Agreement shall continue in full force and the Borrower shall be liable to, and shall indemnify and hold the Agent or such Lender harmless for, the amount of such payment surrendered until the Agent or such Lender shall have been finally and irrevocably paid in full. The provisions of the foregoing sentence shall be and remain effective notwithstanding any contrary action which may have been taken by the Agent or the Lenders in reliance upon such payment, and any such contrary action so taken shall be without prejudice to the Agent or the Lenders' rights under this Agreement and shall be deemed to have been conditioned upon such payment having become final and irrevocable.

     XII.9. Indemnification; Limitation of Liability. In consideration of the execution and delivery of this Agreement by the Agent and each Lender and the extension of credit under the Loans, the Borrower hereby indemnifies, exonerates and holds the Agent, NMS and each Lender and each of their respective affiliates, officers, directors, employees, agents and advisors (collectively, the "Indemnified Parties") free and harmless from and against any and all claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements (collectively, the "Indemnified Liabilities") that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of, or in connection with, the execution, delivery, enforcement, performance or administration of this Agreement and the other Loan Documents, or any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Loan or Letter of Credit, whether or not such action is brought against the Agent or any Lender, the shareholders or creditors of the Agent or any Lender or an Indemnified Party or an Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated herein are consummated, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct, and if and to the extent that the foregoing undertaking may be unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. The Borrower agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it, any of its Subsidiaries, any Credit Party, or any security holders or creditors thereof arising out of, related to or in connection with the transactions contemplated herein, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct or failure to make an Advance in accordance with Article II hereof following the Borrower's complete satisfaction of all applicable conditions precedent under Article VI and compliance with all applicable terms of Article II; provided, however, in no event shall any Indemnified Party be liable for consequential, indirect or special, as opposed to direct, damages.

     XII.10. Severability. If any provision of this Agreement or the other Loan Documents shall be determined to be illegal or invalid as to one or more of the parties hereto, then such provision shall remain in effect with respect to all parties, if any, as to whom such provision is neither illegal nor invalid, and in any event all other provisions hereof shall remain effective and binding on the parties hereto.

     XII.11. Entire Agreement. This Agreement, together with the other Loan Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all previous proposals, negotiations, representations, commitments and other communications between or among the parties, both oral and written, with respect thereto.

     XII.12. Agreement Controls. In the event that any term of any of the Loan Documents other than this Agreement conflicts with any express term of this Agreement, the terms and provisions of this Agreement shall control to the extent of such conflict.

     XII.13. Usury Savings Clause. Notwithstanding any other provision herein, the aggregate interest rate charged under any of the Notes, including all charges or fees in connection therewith deemed in the nature of interest under applicable law shall not exceed the Highest Lawful Rate (as such term is defined below). If the rate of interest (determined without regard to the preceding sentence) under this Agreement at any time exceeds the Highest Lawful Rate (as defined below), the outstanding amount of the Loans made hereunder shall bear interest at the Highest Lawful Rate until the total amount of interest due hereunder equals the amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect. In addition, if when the Loans made hereunder are repaid in full the total interest due hereunder (taking into account the increase provided for above) is less than the total amount of interest which would have been due hereunder if the stated rates of interest set forth in this Agreement had at all times been in effect, then to the extent permitted by law, the Borrower shall pay to the Agent an amount equal to the difference between the amount of interest paid and the amount of interest which would have been paid if the Highest Lawful Rate had at all times been in effect. Notwithstanding the foregoing, it is the intention of the Lenders and the Borrower to conform strictly to any applicable usury laws. Accordingly, if any Lender contracts for, charges, or receives any consideration which constitutes interest in excess of the Highest Lawful Rate, then any such excess shall be canceled automatically and, if previously paid, shall at such Lender's option be applied to the outstanding amount of the Loans made hereunder or be refunded to the Borrower. As used in this paragraph, the term "Highest Lawful Rate" means the maximum lawful interest rate, if any, that at any time or from time to time may be contracted for, charged, or received under the laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow.

     XII.14. Confidentiality. The Agent and each Lender (each, a "Lending Party") agrees to keep confidential any information furnished or made available to it by the Borrower pursuant to this Agreement that is marked confidential; provided that nothing herein shall prevent any Lending Party from disclosing such information (a) to any other Lending Party or any Affiliate of any Lending Party, or any officer, director, employee, agent, or advisor of any Lending Party or Affiliate of any Lending Party,
(b) to any other Person if reasonably incidental to the administration of the Revolving Credit Facility or Letter of Credit Facility provided herein, (c) as required by any law, rule, or regulation, (d) upon the order of any court or administrative agency, (e) upon the request or demand of any regulatory agency or authority, (f) that is or becomes available to the public or that is or becomes available to any Lending Party other than as a result of a disclosure by any Lending Party prohibited by this Agreement, (g) in connection with any litigation to which such Lending Party or any of its Affiliates may be a party, (h) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Document, and (i) subject to provisions substantially similar to those contained in this Section, to any actual or proposed participant or assignee.

     XII.15. Termination of Prior Credit Facilities. The parties hereto which are also parties to any Existing Debt acknowledge and agree that as of the Closing Date such Existing Debt and all commitments and obligations of each of such Lenders party thereto and the Borrower and its Subsidiaries thereunder are terminated, except for such terms and provisions thereof which by their terms survive any such termination.

     XII.16.       Acknowlegements.     The    Borrower    hereby
acknowledges that:

          (a)       it  has  been  advised  by  counsel  in   the
          negotiation, execution and delivery of this Agreement and the other Loan Documents;

          (b) neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Agent and the Lenders, on the one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders or among the Borrower and the Agent.

     XII.17.   Governing Law; Waiver of Jury Trial.

          (a) THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN THOSE SECURITY INSTRUMENTS WHICH EXPRESSLY PROVIDE THAT THEY SHALL BE GOVERNED BY THE LAWS OF ANOTHER JURISDICTION) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS EXECUTED, AND TO BE FULLY PERFORMED, IN SUCH STATE NOTWITHSTANDING ITS EXECUTION AND DELIVERY OUTSIDE SUCH STATE.

          (b) THE BORROWER HEREBY EXPRESSLY AND IRREVOCABLY AGREES AND CONSENTS THAT ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE
     TRANSACTIONS CONTEMPLATED HEREIN MAY BE INSTITUTED IN ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK,
     STATE  OF  NEW YORK, UNITED STATES OF AMERICA  AND,  BY  THE
     EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER EXPRESSLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE IN, OR TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY, ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING, AND HEREBY IRREVOCABLY SUBMITS GENERALLY AND UNCONDITIONALLY TO THE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

          (c) THE BORROWER AGREES THAT SERVICE OF PROCESS MAY BE MADE BY PERSONAL SERVICE OF A COPY OF THE SUMMONS AND COMPLAINT OR OTHER LEGAL PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING, OR BY REGISTERED OR CERTIFIED MAIL (POSTAGE PREPAID) TO THE ADDRESS OF THE BORROWER PROVIDED IN SECTION
     12.2 HEREIN, OR BY ANY OTHER METHOD OF SERVICE PROVIDED FOR UNDER THE APPLICABLE LAWS IN EFFECT IN THE STATE OF NEW YORK.

          (d) NOTHING CONTAINED IN SUBSECTIONS (a) OR (b) HEREOF SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENT IN THE COURTS OF ANY JURISDICTION WHERE THE BORROWER OR ANY OF THE BORROWER'S PROPERTY OR ASSETS MAY BE FOUND OR LOCATED. TO THE EXTENT PERMITTED BY THE APPLICABLE LAWS OF ANY SUCH JURISDICTION, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT AND EXPRESSLY WAIVES, IN RESPECT OF ANY SUCH SUIT, ACTION OR PROCEEDING, OBJECTION TO THE EXERCISE OF JURISDICTION OVER IT AND ITS PROPERTY BY ANY SUCH OTHER COURT OR COURTS WHICH NOW OR HEREAFTER MAY BE AVAILABLE UNDER APPLICABLE LAW.

          (e) IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES UNDER OR RELATED TO ANY LOAN DOCUMENT OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR THAT MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, THE BORROWER, THE AGENT AND THE LENDERS HEREBY AGREE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PERSON MAY HAVE TO TRIAL BY JURY IN ANY SUCH ACTION OR PROCEEDING.

     N WITNESS WHEREOF, the parties hereto have caused this instrument to be made, executed and delivered by their duly authorized officers as of the day and year first above written.


                         HEADWAY CORPORATE RESOURCES, INC.

                         By: (Signature)


                         NATIONSBANK, NATIONAL ASSOCIATION

                         By: (Signature)

                         Lending Office:
                              NationsBank, National Association
                              Independence Center, 15th Floor
                              NC1-001-15-04
                              Charlotte, North Carolina  28255
                              Attention: Dana Johnson
                              Telephone:  (704) 388-3917
                              Telefacsimile:  (704) 386-9923


                         FLEET BANK, N.A.

                         By: (Signature)

                         Lending Office:
                              Fleet Bank, N.A.
                              1185  Avenue  of the Americas,  3rd
Floor
                              New York, New York 10036
                              Attention:  Maria Casullo
                              Telephone:  212/819-5744
                              Telefacsimile:  212/819-4141


                         BANKBOSTON, N.A.

                         By: (Signature)

                         Lending Office:
                              BankBoston, N.A.
                              100 Rustcraft Road
                              Dedham, Massachusetts 02026
                              Attention: Joan LaFleur
                              Telephone:  (781) 467-2275
                              Telefacsimile: (781) 467-2167


                         TRANSAMERICA BUSINESS CREDIT CORPORATION

                         By: (Signature)

                         Lending Office:
                              Transamerica    Business     Credit
Corporation
                              8750 W. Bryn Mawr, Suite 720
                              Chicago, Illinois 60631
                              Attention: Maria Copot
                              Telephone:  (773) 864-3988
                              Telefacsimile:  (773) 380-6169


                         NATIONSBANK, NATIONAL ASSOCIATION
                              as Agent for the Lenders

                         By: (Signature)































                           EXHIBIT A

               Applicable Commitment Percentages


Lender                   Revolving           Applicable
                         Credit              Commitment
                         Commitment          Percentage

NationsBank, National
Association              $30,000,000         40.0000000000%

Fleet Bank, N.A.              $15,000,000         20.0000000000%

BankBoston, N.A.              $15,000,000         20.0000000000%

Transamerica             Business                     $15,000,000
20.0000000000%
 Credit Corporation



































                           EXHIBIT F

                     Form of Revolving Note

                        Promissory Note

$______________                                New York, New York

                                                  ______ __, 199_


     FOR  VALUE  RECEIVED, HEADWAY CORPORATE RESOURCES,  INC.,  a
Delaware corporation having its principal place of business located in New York, New York (the "Borrower"), hereby promises
to          pay          to         the         order          of
_______________________________________________  (the  "Lender"),
in its individual capacity, at the office of NATIONSBANK, NATIONAL ASSOCIATION, as agent for the Lenders (the "Agent"), located at One Independence Center, 101 North Tryon Street, NC1-001-15-04, Charlotte, North Carolina 28255 (or at such other place or places as the Agent may designate in writing) at the times set forth in the Credit Agreement dated as of March 19, 1998 among the Borrower, the financial institutions party thereto (collectively, the "Lenders") and the Agent, as amended, supplemented or replaced from time to time, (the "Agreement" -- all capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement), in lawful money of the United States of America, in immediately available funds, the principal amount of ___________ DOLLARS ($__________) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Agreement on the Revolving Credit Termination Date or such earlier date as may be required pursuant to the terms of the Agreement, and to pay interest from the date hereof on the unpaid principal amount hereof, in like money, at said office, on the dates and at the rates provided in Article II of the Agreement. All or any portion of the principal amount of Loans may be prepaid or required to be prepaid as provided in the Agreement.

     If payment of all sums due hereunder is accelerated under the terms of the Agreement or under the terms of the other Loan Documents executed in connection with the Agreement, the then remaining principal amount and accrued but unpaid interest shall bear interest which shall be payable on demand at the rates per annum set forth in the proviso to Section 2.2 (a) of the Agreement. Further, in the event of such acceleration, this Revolving Note shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event any amount evidenced by this Revolving Note is not paid when due at any stated or accelerated maturity, the
Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees, and interest due hereunder thereon at the rates set forth above.

     Interest hereunder shall be computed as provided in the Agreement.

     This Revolving Note is one of the Notes in the aggregate principal amount of $75,000,000 referred to in the Agreement and is issued pursuant to and entitled to the benefits and security of the Agreement to which reference is hereby made for a more complete statement of the terms and conditions upon which the Revolving Loans evidenced hereby were or are made and are to be repaid. This Revolving Note is subject to certain restrictions on transfer or assignment as provided in the Agreement.

     All Persons bound on this obligation, whether primarily or secondarily liable as principals, sureties, guarantors, endorsers or otherwise, hereby waive to the full extent permitted by law the benefits of all provisions of law for stay or delay of execution or sale of property or other satisfaction of judgment against any of them on account of liability hereon until judgment be obtained and execution issued against any other of them and is returned satisfied or until it can be shown that the maker or any other party hereto had no property available for the satisfaction of the debt evidenced by this instrument, or until any other proceedings can be had against any of them, also their right, if any, to require the holder hereof to hold as security for this Revolving Note any collateral deposited by any of said Persons as security. Protest, notice of protest, notice of dishonor, diligence or any other formality are hereby waived by all parties bound hereon.

     This Revolving Note shall be governed by, and construed in accordance with, the law of the State of New York.

     IN  WITNESS WHEREOF, the Borrower has caused this  Revolving
Note to be made, executed and delivered by its duly authorized representative as of the date and year first above written, all pursuant to authority duly granted.


                              HEADWAY CORPORATE RESOURCES, INC.
WITNESS:

                              By:
                              Name:
                              Title: